Exhibit 10.15
LOAN AGREEMENT
     This Loan Agreement (the “Agreement”) is dated for reference purposes as of October 18, 2005, between GO DADDY SOFTWARE, INC., an Arizona corporation (the “Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).
     Unless defined elsewhere In this Agreement, defined terms used herein have the meanings given them in the Definitions Section hereof.
Factual Background
     A. Bank has agreed to make an acquisition loan (the “Facility 1 Loan”) to Borrower in the principal amount of Seven Million Fifty-Five Thousand and No/100 Dollars ($7,055,000.00) (the “Facility 1 Loan Amount”). Borrower will use the Facility 1 Loan to acquire the real property that will serve as security for the Loans located in Maricopa County, Arizona, as described in Exhibit A, together with all buildings, structures, and other improvements now or hereafter located on the Land (the “Improvements”), and certain other property. The Land and existing Improvements are being purchased by Borrower pursuant to a certain Purchase and Sale Agreement by and between Borrower, as buyer, and Sterling Buckeye Network Exchange, L.L.C. dated August, 2005. The Land and Improvements consist of an industrial warehouse consisting of approximately 270,000 square feet of rentable space that will be used to house a portion of Borrower’s or Borrower’s Affiliate’s business. Borrower is executing a promissory note (the “Facility 1 Note”) payable to Bank evidencing the Facility 1 Loan.
     B. Bank has also agreed to make an term loan (the “Facility 2 Loan”) to Borrower in the principal amount of One Million Five Hundred and No/100 Dollars ($1,500,000.00) (the “Facility 2 Loan Amount”). Borrower will use the Facility 2 Loan to acquire additional equipment for use in Borrower’s business or in connection with the Land and Improvements, as approved by Bank (“Approved Equipment”). Borrower is also executing a promissory note (the “Facility 2 Note”) payable to Bank evidencing the Facility 2 Loan.
     C. The Facility 1 Loan and the Facility 2 Loan are herein collectively referred to as the “Loans,” each individually a “Loan.” The Facility 1 Note and the Facility 2 Note collectively constitute the “Notes,” each individually, a “Note.” The Loans are secured by a Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing (the “Deed of Trust”) covering the Land, the Improvements, and certain other property. In this Agreement, the “Property” means all or any part of the property affected by the Deed of Trust, or any interest in all or any part of it, as the context requires. The Loans are also secured by one or more Security Agreements covering certain personal property described therein. In this Agreement, the “Collateral” means any collateral pledged as collateral security for the Loans pursuant to any Security Agreement, or any interest in all or any part of it, as the context requires.
     D. The Facility 1 Loan is due and payable on October 18,2010 (the “Facility 1 Maturity Date”). The Facility 2 Loan is due and payable on October 18, 2010 (the “Facility 2 Maturity Date”).
     E. GO DADDY GROUP, INC., an Arizona corporation has agreed to guaranty all or certain of Borrower’s obligations to Bank in accordance with a Guaranty, and is also executing a Third Party Indemnity Agreement, wherein it agrees to indemnify Bank and certain other Indemnified Parties against liability arising from certain environmental and other risks which may result from Bank’s making the Loans to Borrower.
     F. Borrower and Bank will execute a Swap Contract in connection with the Facility 1 Loan to hedge the risk of variable rate interest volatility or fluctuations in interest rates with respect to the Facility 1

Loan. After the closing of the Facility 2 Loan, Borrower and Bank may agree to enter into an additional Swap Contract in connection with the Facility 2 Loan to hedge the risk of variable rate interest volatility or fluctuations in interest rates with respect to the Facility 2 Loan. Borrower’s obligations under each such Sway Contract shall be secured by the Deed of Trust, all Security Agreements, and shall be cross- collateralized by any other collateral pledged or hypothecated to Bank for any indebtedness of Borrower to Bank.
     G. This Agreement, the Facility 1 Note, the Deed of Trust, and each Security Agreement, Guaranty, and Third Party Indemnity entered into in connection with the Facility 1 Loan, together with all of their exhibits, and all other documents which evidence, guaranty, secure, or otherwise pertain to the Facility 1 Loan collectively constitute the “Facility 1 Loan Documents.” This Agreement, the Facility 2 Note, the Deed of Trust, and each Security Agreement, Guaranty, and Third Party Indemnity entered into in connection with the Facility 2 Loan, together with all of their exhibits, and all other documents which evidence, guaranty, secure, or otherwise pertain to the Facility 1 Loan collectively constitute the “Facility 2 Loan Documents.” The Facility 1 Loan Documents and the Facility 2 Loan Documents collectively constitute the “Loan Documents.”
THEREFORE, Bank and Borrower agree as follows:
Agreement
Definitions; The following capitalized words and terms shall have the following meanings when used in this Agreement. All references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.
“Accelerating Transfer” has the meaning set forth in the Deed of Trust.
“Account” means Borrower’s checking account number #4100067818 at Wells Fargo Bank, or such other account at Bank as designated in writing by Borrower after the closing of the Loans.
“Affiliate of or “affiliated with” means in control of, controlled by or under common control with.
“Aggregate Loan Amount” means the sum of Eight Million Five Hundred Fifty-Five Thousand and No/100 Dollars ($8,555,000.00), which is the aggregate sum of the Facility 1 Loan Amount and the Facility 2 Loan Amount.
“Agreement” means this loan agreement between Borrower and Bank.
“Approved Equipment” has the meaning set forth in Recital B above.
“Bank” means U.S. BANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns.
“Borrower” means the entity described in the introductory paragraph to this Agreement.
“Borrower’s Indemnity” means, collectively, all of Borrower’s obligations under each indemnity by Borrower in favor of Bank and/or the Indemnified Parties relating to Hazardous Substances, including but not limited to Borrower’s covenants, warranties, and indemnification obligations set forth in (a) any Hazardous Substances section or provisions set forth in this Agreement or the other Loan Documents, and/or (b) any separate secured or unsecured indemnity agreement executed by Borrower in connection with the Loans, or either Loan, specifically including all of Borrower’s obligations contained in that certain Indemnity Agreement dated of even date herewith executed by Borrower in favor of Bank.
“Cash Flow Ratio” means, for the Obligated Group, the ratio of Cash Flow Before Debt Service to Total Fixed Charges.
“Cash Flow Before Debt Service” means, for the Obligated Group, EBITDA plus Net Change in Deferred Revenue plus rent and lease obligations, less cash taxes, less cash dividends and return of capital.
“Closing Date” means the date of recordation of the Deed of Trust.
“Change in Control” means any transaction or series of transactions that result in any transfer, direct or indirect, of fifty percent (50%) or more of the voting power of Borrower or Guarantor, or other power to direct or cause the direction of the management and policies of Borrower or Guarantor, as the case may be, or fifty percent (50%) or more of the direct or indirect beneficial ownership of Borrower or Guarantor, as the case may be.
“Code” means the federal Internal Revenue Code and the regulations thereunder, as amended. “Collateral” has the meaning set forth in Recital C above.
“Covered by Insurance” means when defense of a lawsuit has been tendered to the applicable insurance carrier under a valid insurance policy that provides coverage with respect to the claim and has a deductible amount of less than $25,000.00, such insurance carrier has accepted such tender of defense, and such insurance carrier proceeds with such defense without denying liability for any part of such claim which could result in liability of $25,000.00 or more to Borrower or any Guarantor, as the case may be.
“Deed of Trust” has the meaning set forth in Recital C above.
“Default Rate” has the meaning given it In the Note; provided, however, that if a default rate is not used or defined in the Note, “Default Rate” shall mean a per annum interest rate of three percent (3%) in excess of the rate of interest charged from time to time under the Note.
“EBITDA” means, for the Obligated Group, net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense.
“ERISA” means the Employee Retirement Income Act of 1974, as amended from time to time, and any successor statute.
“Events of Default” means those events of default set forth in Section 7.1 (each, an “Event of Default”).
“Facility 1 Loan” means the acquisition loan being made available by Bank to Borrower pursuant to the terms of this Agreement as described in Recital A above.
“Facility 1 Loan Amount” has the meaning set forth in Recital A above.
“Facility 1 Loan Documents” has the meaning set forth in Recital G above.
“Facility 1 Note” means that certain promissory note described in Recital C above made by Borrower to the order of Bank in the Facility 1 Loan Amount, as amended, renewed, restated, or replaced from time to time.

“Facility 2 Availability Period” has the meaning set forth in Section 2.1 bellow.
“Facility 2 Loan” means the equipment loan being made available by Bank to Borrower pursuant to the terms of this Agreement as described in Recital B above.
“Facility 2 Loan Amount” has the meaning set forth in Recital B above.
“Facility 2 Loan Documents” has the meaning set forth in Recital G above.
“Facility 2 Note” means that certain promissory note described in Recital C above made by Borrower to the order of Bank in the Facility 2 Loan Amount, as amended, renewed, restated, or replaced from time to time.
“GAAP” means generally accepted accounting principles.
“Guarantor” means, each person or entity guaranteeing all or any portion of Borrower’s obligations under the Loan Documents, or all or any portion of any other party’s obligations under the Loan Documents, pursuant to a Guaranty, including those parties described in Recital E above (collectively, the “Guarantor” or “Guarantors”).
“Guaranty” means, each guaranty executed or required to be executed in favor of Bank in connection with the any Loan (collectively, the “Guaranty” or “Guaranties”).
“Hazardous Substance” means and includes any substance, material, or waste, including asbestos, petroleum, and petroleum products (including crude oil), that is or becomes designated, classified, or regulated as “toxic” or “hazardous” or a “pollutant,” or that is or becomes similarly designated, classified, or regulated, under any federal, state, or local law, regulation, or ordinance, but does not include any such substance that is a customary and ordinary household, cleaning, or office product used on the Property by Borrower or any tenant or agent of Borrower, or customary construction materials used during the course of construction of Improvements on the Property by Borrower or Contractor, provided such use is in accordance with applicable hazardous materials laws and regulations..
“Improvements” means all existing and hereafter constructed improvements to the Land.
“Incurable Event of Default” means a non-monetary Event of Default or which become such an Event of Default without any notice or right to cure. For example, an Incurable Event of Default occurs if “any representation or warranty when made or given in any of the Loan Documents proves to be false or misleading in any material respect.”
“Indemnified Costs” means all actual or threatened liabilities, claims (including non-frivolous claims threatened in writing), actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Bank’s counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources, excepting those arising out of, or resulting, solely from the applicable Indemnified Party’s gross negligence or willful misconduct.
“Indemnified Parties,” means Bank, its parent, subsidiary, and any affiliated companies, any assignees of any of Bank’s interest in any Loan or the Loan Documents, any owners of participation or other interests in any Loan or the Loan Documents, any purchasers of all or any portion of the Property at any foreclosure sale or from Bank or any of its affiliates, and the officers, directors, employees, and agents of each of them (each individually, an “Indemnified Party”).
“Insolvency Proceeding” means any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.
“Land” has the meaning set forth in Recital A above.
“Loan” and “Loans” has the meaning set forth in Recital C above.
“Loan Documents” has the meaning set forth in Recital G above.
“Maturity Date” has the meaning set forth in Recital C above.
“Maximum Loan-to-Value Ratio” means the ratio of the Facility 1 Loan Amount to the Property Value.
“Net Change in Deferred Revenue” means, for the Obligated Group, the change in deferred revenue of the Obligated Group over the prior reporting period, less the change in Prepaid Domain name registry of the Obligated Group over the prior reporting period, less the net change in deferred hosting revenue of the Obligated Group over the prior reporting period.
“Obligated Group” means Guarantor, and all Affiliates of Guarantor, including but not limited to the Borrower.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.
“Plan” means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.
“Property” has the meaning set forth in Recital C above.
“Property Value” means the lower of (a) the actual acquisition cost of the Land and existing Improvements as previously disclosed by Borrower to Bank, or (b) the “as is” market value of the Land and existing Improvements as determined by Bank using, as appropriate, a methodology which (i) conforms to then-current regulatory requirements, (ii) is considered by Bank to be reasonable and appropriate under the circumstances, and (iii) takes into account then-current market conditions, all as determined by Bank in its reasonable discretion.
“Requirements” has the meaning set forth in Section 3.1.
“Security Agreement” means any security agreement, pledge, and/or assignment in favor of Bank, including that certain Security Agreement (Personal Property) being executed by Borrower in favor of Bank dated of even date herewith. Each Security Agreement shall be in form and substance acceptable to Bank.
“Swap Contract” means, individually and collectively, as the context may require, any rate lock agreement or interest rate protection agreement, such as any rate lock agreement, interest rate swap agreement, International Swaps and Derivatives Association, Inc. Master Agreement, or similar agreement or arrangements now existing or hereafter entered into by Borrower and Bank in connection with (a) the

Facility 1 Loan evidenced by the Facility 1 Note, and/or (b) the Facility 2 Loan evidenced by the Facility 2 Note, to hedge the risk of variable rate Interest volatility or fluctuations in interest rates, as any such agreement or arrangement may be modified, supplemented and in effect from time to time.
“Third Party Indemnity” means any indemnity agreement executed by a Guarantor or any other third party in favor of Bank, including the indemnity in favor of Bank pursuant to those certain Third Party Indemnity Agreements being executed by each Guarantor in connection with any Loan.
“Total Fixed Charges’ means, for the Obligated Group, the sum of all required principal payments of the Obligated Group (on short and long term debt and capital leases), and all interest and rental or lease expense of the Obligated Group.
“Unmatured Event of Default” means an event that, with notice or the passage of time, or both, could become an Event of Default.
1. Conditions Precedent to Closing of the Loans and Disbursement of the Facility 1 Loan.
Before Bank becomes obligated to close the Loans herein contemplated or make any disbursement of the Facility 1 Loan under this Agreement, the following closing and disbursement conditions shall have been satisfied at Borrower’s sole cost and expense. No waiver of any condition is effective unless expressly made in writing by Bank.
     (a) Financial Statements of Borrower and Other Financial Information. Borrower shall have delivered to Bank all financial statements and other financial information currently required under the Loan Documents, certified as being true, correct, and complete in all material respects by an authorized officer, manager, member, or general partner of Borrower or other applicable parties.
     (b) Organizational Documents and Certificates. Borrower shall have delivered to Bank, for each party to each of the Loan Documents:
     (i) All organization documents and evidence of due formation and good standing requested by Bank.
     (ii) All resolutions, certificates of authority, incumbency certificates, or other evidence of authorization requested by Bank.
     (c) Loan Documents and Other Items. Borrower shall have duly executed or obtained the due execution of, and delivered to Bank, all Loan Documents and other items required by Bank to be executed in connection with the Loans, including but not limited to this Agreement, the Notes, the Deed of Trust, the Guaranties, the Third Party Indemnities, UCC-1 financing statements, and any and all other such documentation defined or described as a Loan Document or otherwise required by Bank to fulfill the purposes of this Agreement.
     (d) Security Interests Perfected. The Deed of Trust shall have been duly recorded in a first-priority lien position. Bank’s security interest in all personal property and fixtures described in the Deed of Trust shall have been duly perfected in a first-priority lien position. Bank’s security interest in all other personal property pledged as collateral security for the Loans, as described in one or more Security Agreements executed by Borrower and/or any third party pledgor, in favor of Bank, shall have been duly perfected in a first-priority lien position.
     (e) Title Insurance Commitment. Bank shall have received a commitment to issue an ALTA extended coverage lender’s policy of title insurance underwritten by a title insurance company approved by Bank in an amount not less than the Aggregate Loan Amount (or, if lower, such lower amount as is the fair market value of the property) and insuring the lien of the Deed of Trust to be a first-priority lien on the Property, subject only to such exceptions and conditions to title as Bank has approved, and containing such endorsements as Bank may require, which may include zoning, survey, access, parcel contiguity, variable rate, environmental, and tax parcel endorsements. In addition, if required by Bank, one or more other title insurance companies acceptable to Bank shall have issued such coinsurance and/or reinsurance as Bank may require. No title matter may be insured over by any title company without the express written consent of Bank. The final title insurance policy shall be delivered to Bank within a reasonable time following the issuance of the title insurance commitment.
     (f) Survey. Unless waived by Bank, Borrower shall have delivered to Bank an ALTA/ACSM survey of the Land and any existing Improvements thereon certified to Bank and the title insurance company by a licensed land surveyor and showing the location of all boundary lines, easements, rights of way, and other matters affecting the Land. Such survey shall be certified by the land surveyor within thirty (30) days of the Closing Date. Such survey shall be sufficient for the deletion of the survey exception, if any, from the Bank’s title insurance policy, and shall comply with all required items shown on the Bank’s “survey requirements” previously delivered to Borrower.
     (g) Public Road Access. Borrower shall have provided to Bank evidence that the Land has access to public streets and/or roads, in a form sufficient to permit the title insurance company to issue an access endorsement (CLTA Form 103.7 or equivalent). Such evidence shall include evidence of any easements required for access to/from the Land to such public streets and/or roads, including copies of any applicable recorded private easements.
     (h) Flood Hazard Evidence and Insurance. Borrower shall have provided Bank with evidence as to whether or not the Land or any portion thereof is located in an area identified as having “special flood hazards” as such term is defined in the federal Flood Disaster Protection Act of 1973, as amended. If any part of the Improvements is in a special flood hazard area, Borrower shall have provided Bank with a flood insurance policy as part of the insurance requirements of this Agreement.
     (h) Insurance. Borrower shall have provided evidence that there is in effect all insurance required by Bank pursuant to this Agreement and the other Loan Documents, written by insurers, and in form and in amount satisfactory to Bank.
     (i) Taxes and Tax Service Contract. Borrower shall have provided to Bank evidence that all taxes and assessments levied against or affecting the Property have been paid current, or in the event Borrower has commenced a legal or administrative challenge to any such tax or assessment, evidence that such liability has been bonded over, or that funds for the payment thereof (in the amount of the original assessment) have been escrowed with an independent third party with provisions for the payment thereof satisfactory to Bank. Borrower shall have provided to Bank, at Borrower’s cost and expense, a tax service contract for the Land with a tax service company, and containing terms and conditions, acceptable to Bank in its sole and absolute discretion. Additionally if requested by Bank, Borrower shall also provide a sales tax clearance letter from the appropriate taxing authority.
     (j) Appraisal. Bank shall have received, reviewed and approved, in Bank’s sole and absolute discretion, an appraisal of the Property in form and content acceptable to Bank.
     (k) Environmental Questionnaire and Site Assessment. Bank shall have received, reviewed, and approved, in Bank’s sole and absolute discretion, a U.S. Bank Environmental Questionnaire prepared and certified by Borrower using Bank’s prescribed form, and the information set forth in it must be acceptable to Bank. If requested by Bank, Borrower shall also provide to Bank one or more of the following, as determined by Bank in its sole and absolute discretion: (i) a Phase I Environmental Site

Assessment, (ii) a Phase II Environmental Site Assessment, (iii) an environmental survey, and/or (iv) a report prepared by a licensed or registered environmental engineer or other qualified party satisfactory to Bank stating that no Hazardous Substances are present in, on, under or around the Property and that no condition or circumstance warranting further investigation or analysis exists in the opinion of the preparer of the report.
     (l) Agreements Related to the Property. If requested by Bank, Borrower shall provide Bank with copies of all ongoing agreements related to the Property, including but not limited to all property management agreements, all service contracts and warranties, all leases affecting the Property, and such other Property-related information which Bank may reasonably request. All such agreements required by Bank shall be in full force and effect.
     (m) Existing Leases; Subordinations. If there are any leases of any part of the Land or any space within the Improvements in existence as of the Closing Date (i) copies of those leases must be delivered to and approved by Bank, and (ii) as to each such lease, if required by Bank, Bank shall have received fully executed estoppel certificates, subordination agreements, and/or subordination, nondisturbance and attornment agreements, in form and substance acceptable to Bank.
     (n) Fees. Borrower shall have paid to Bank, in immediately available funds, all fees and costs called for under this Agreement or by any Loan commitment letter.
     (o) Approval of Items. Bank shall have approved or consented to, as the case may be, all items required by Bank prior to the closing of the Loans pursuant to this Agreement which are subject to the consent or approval of Bank. All contracts or agreements included in such items shall be in full force and effect.
     (p) Zoning; Zoning Letter. Borrower shall have provided to Bank evidence satisfactory to Bank in its sole and absolute discretion that the Property is properly zoned for its intended use and that any and all zoning stipulations have been complied with. If requested by Bank, such evidence shall include an originally executed letters addressed to Bank from the applicable governmental authority, dated within six (6) months of Closing Date, indicating that all applicable zoning ordinances and/or restrictive covenants affecting the Project permit the use of the property for its intended purposes and that there are no variances or other conditions currently outstanding that would affect the zoning as stated. Such evidence, including any zoning letter, shall be in a form sufficient to permit the title insurance company to issue a zoning endorsement (ALTA Form 3.0 or equivalent).
     (q) Condition of Property. Unless otherwise agreed in writing by Bank, the Property and all existing improvements thereon shall not be in need of immediate repairs (except de minimis repairs), as determined by Bank in its sole and absolute discretion.
     (r) Opinion Letters. If required by Bank, Borrower has delivered to Bank a favorable opinion from independent counsel, opining to such matters as Bank may require, in form and substance satisfactory to Bank in its sole and absolute discretion, by counsel acceptable to Bank for Borrower and/or any other parties to the Loan Documents.
     (s) No Default. No event shall have occurred and be continuing which would constitute a default or Event of Default (as defined in the applicable document) or an Unmatured Event of Default under any of the Loan Documents.
     (t) No Condemnation Proceedings. Neither the Property nor any interest in it shall be affected by eminent domain or condemnation proceedings.

     (u) Miscellaneous. Borrower shall have delivered to Bank any other item reasonably deemed necessary by Bank and shall have fulfilled any other condition reasonably required by Bank to fulfill the intention of this Agreement and any Loan commitment issued to Borrower.
     1.2 Conditions to Disbursement of Facility 2 Loan. Before Bank becomes obligated to make any disbursement of the Facility 2 Loan funds under this Agreement, the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in its sole and absolute discretion. No waiver of any condition is effective unless expressly made in writing by Bank.
          (a) Closing and Disbursement Conditions. All closing and disbursement conditions set forth above shall have been satisfied or shall have been waived or deferred by Bank in its sole and absolute discretion.
          (b) Request for Credit. For each disbursement under the Facility 2 Loan, Bank shall have received a complete and accurate Request for Credit from Borrower as described below, and Bank shall have determined that all conditions contained in this Agreement to the disbursement set forth in the Request for Credit have been met.
          (c) Security Interests Perfected. Bank’s security interest in all Approved Equipment being acquired with Loan proceeds shall have been duly perfected in a first-priority lien position.
          (d) Continuing Property Condition. The Improvements shall not be materially damaged and not repaired, unless Bank shall have received funds from Borrower or insurance proceeds sufficient to pay for all repairs in a timely manner as determined by Bank in its sole and absolute discretion. Additionally, Bank shall not have received or have knowledge of any bonded stop notice, notice of mechanic’s or materialmen’s liens or other similar notice or filing affecting or which could affect the Property or the priority of the disbursement, unless Borrower files a release bond or otherwise provides information satisfactory to Bank in its sole and absolute discretion that such notice or filing will not have such an effect. Neither the Property nor any interest in it shall be affected by eminent domain or condemnation proceedings.
2. Disbursement Conditions and Procedures; Other Loan Terms .
    2.1 Disbursement Conditions, Amounts, and Procedures.
          (a) Disbursements. Subject to the satisfaction of all conditions precedent set forth in Section 1 below, Bank shall make disbursements of the Loans as follows:
          (i) The Facility 1 Loan will be disbursed as a single disbursement concurrently with the closing of the Loans to pay: (1) legal fees and expenses of Bank which are payable by Borrower with respect to the Loans, as approved by Bank; (2) other closing costs of Borrower, as approved by Bank; (3) a portion of the purchase price for the acquisition of the Land and existing Improvements, as approved by Bank.
          (ii) The Facility 2 Loan will be disbursed during the period from the Closing Date through July 18, 2006 (“Facility 2 Availability Period”), based upon Borrower’s Requests for Credit. The Facility 2 Loan funds will be disbursed for, and shall be used by Borrower for, the purchase by Borrower of Approved Equipment, based upon eighty percent (80%) of the cost of the applicable Approved Equipment item.

Borrower understands and acknowledges that any additional funds necessary to close the acquisition of the Land and existing Improvements, including additional acquisition funds and any additional closing costs not funded by Bank, which may include title insurance, escrow, recording, filing, and others fees and costs, shall be paid by Borrower out-of-pocket from Borrower’s own funds. Borrower further understands that disbursements of the Facility 2 Loan will NOT be available after the end of the Facility 2 Availability Period.
          (b) Use of Disbursements. Borrower agrees to use disbursements solely in conformity with the uses set forth in Section 2.1 (a) above, except as otherwise provided herein or agreed to in writing by Bank.
          (c) Debit of Loans at Closing. As of the day the Loans close, Bank is authorized to make payments on Borrower’s behalf by debiting the Loan funds, as applicable, and disbursing such amounts to itself for all costs and expenses payable by Borrower to Bank pursuant to the terms of this Agreement, if such have not been received by Bank in immediately available funds directly from Borrower’s own funds. Such expenses shall include but not be limited to: (i) legal fees and expenses of Bank’s counsel; (ii) documentation fees; (iii) appraisal fees, and, if applicable, appraisal review fees; and/or (iv) and other fees and costs required to be paid to Bank by Borrower under this Agreement.
          (d) Interest on Disbursements. Interest on each disbursement, whether initiated by Borrower or Bank, shall be payable from the time Bank debits the applicable Loan funds in the amount of the disbursement.
          (e) Requests for Credit. Each request for an extension of credit will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank (each, a “Request for Credit”). Borrower authorizes either Bob Parsons or Michael Zimmerman to sign all Requests for Credit and other documents in connection with the administration of the Loans. Borrower represents and warrants to Bank that the following signatures are specimen signatures of the persons named in the preceding sentence:

Robert Parsons	Michael Zimmerman
          2.2 Escrow for Loan Closing; Fulfillment of Conditions.
          (a) Escrow for Loan Closing. In connection with the closing of the Loans and the disbursement of proceeds of the Loans by Bank under this Agreement, Bank, at its option, may require that such disbursement be made through an escrow maintained with a title company or law firm acceptable to Bank in its sole and absolute discretion, in accordance with escrow instructions prepared by Bank.
          (b) Fulfillment of Conditions. Bank need not make any disbursement of any of the Loan funds until Borrower fulfills all conditions of the Loan Documents, at Borrower’s sole cost and expense. All such conditions shall be satisfied at Borrower’s sole cost and expense.
          (c) Deferral of Conditions; Conditions Subsequent. If Borrower has not fulfilled all conditions to closing prior to the date set for closing the Loans, Bank, at its option, may close the Loans, or either of them at Bank’s discretion, without disbursing any Loan funds or may close the Loans, or either of them at Bank’s discretion, and disburse some or all of the applicable Loan funds subject to Borrower’s compliance with any or all such condition(s) as conditions subsequent to the closing of the applicable Loan(s). In such event, Bank shall notify Borrower of the conditions subsequent that must be met and the time period(s) within which Borrower is required to comply. If no time period for compliance is specified by Bank as to any condition subsequent, then Borrower shall comply with such condition subsequent within thirty (30) days of the date of closing of the applicable Loan(s). Failure of Borrower to comply with all conditions subsequent within the applicable time periods shall be an Event of Default hereunder.
     2.3 Loan Fees. Intentionally Omitted.
     2.4 Collateral Security; Setoff.
          (a) Other Collateral. In addition to the Land, Improvements, and other Property described above, the Loans shall be secured by all of the following:
          (i) Personalty Related to the Land and Improvements. A first-priority lien on and security interest in all equipment, furniture, fixtures, and materials to be incorporated, whether now or in the future, into the Improvements, and any other personal property owned by Borrower located on or used in connection with the Land and Improvements.
          (ii) Collateral. A first-priority lien on and security interest in all equipment and other Collateral, including but not limited to all Approved Equipment, as described in one or more Security Agreements executed by Borrower in favor of Bank in connection with the Loans.
          (iii) Swap Contract Payments. A first-priority lien on and security interest in all payments due at any time and from time to time from Bank to Borrower under any Swap Contract.
          (b) Release of Collateral. Unless otherwise agreed in writing by Bank, Bank’s security interest in all collateral for the Loans shall be released by Bank when the Loans have been paid and performed in full within a reasonable time thereafter but not later than ten (10) days after Borrower’s written request to Bank; provided, however, that if there is any conflict in the release terms contained in any security agreement, assignment, or other security instrument as to the terms upon which the Bank’s security interest in the collateral described in that document, or any portion thereof, shall be terminated and/or released Borrower, and the terms of this Section, the terms of any such security agreement, assignment, or other security instrument shall control and govern the collateral described therein.
          (c) Collateral Documents. Borrower agrees to execute any and all documents, including security agreements and financing statements, as Bank may reasonably request in order to create, perfect, or continue the security interests described above.
          (d) Setoff; Security. As additional security for the payment and performance of all obligations of Borrower under the Loan Documents, Borrower hereby grants Bank a security interest in, a lien on, and an express contractual right to set off against all depository account balances, cash, and any other property of Borrower now or hereafter in the possession of Bank and the right to refuse to allow withdrawals from any account. Without limiting the foregoing, the security interest granted herein and the right of setoff granted to Bank hereunder is intended to cover and include any reserve account(s) that may be required, now or in the future, pursuant to the terms of this Agreement. Bank may, at any time upon the occurrence of any default or Event of Default or Unmatured Event of Default under this Agreement or any other Loan Document, setoff against any amounts outstanding under the Loans whether or not the Loans or any portion thereof is then due or has been accelerated, all without any advance or contemporaneous notice of demand of any kind to Borrower, such notice and demand being expressly waived.
     2.4 Automatic Deduction.
          (a) Monthly Payments. Borrower agrees that monthly payments on the Loans will be deducted automatically on the due date from the Account.
          (b) Date of Debit. Bank will debit the Account on the dates the payments on the Loans become due. If a due date does not fall on a Banking Day (as such term is defined in the Notes), Bank will debit the Account on the first banking day following the due date.
          (c) Maintenance of Funds. Borrower will maintain sufficient funds in the Account on the dates Bank enters debits authorized by this Agreement. If there are insufficient funds in the Account on the date Bank enters any debit authorized by this Agreement, the debit will be reversed.
          (d) Security. Borrower hereby grants to Bank a security interest in the Account, and any other accounts from which Borrower may hereafter authorize Bank to debit payments due on the Loans, for the purpose of securing the payment of amounts Bank is authorized to deduct from the Account or such other accounts. The security interest is granted only to the extent of such authorized deductions, and does not create a lien to secure any other obligation owed by Borrower to Bank, whether under this Agreement or otherwise.
3. Covenants of Borrower. Borrower promises to keep each of the covenants set forth below, unless Bank has waived compliance in writing.
     3.1 Compliance with Law. Borrower shall comply with all existing and future laws, regulations, orders, building codes, restrictions and requirements of, and alt permits and approvals from, and agreements with and commitments to, all governmental, judicial, or legal authorities having jurisdiction over the Property, including those pertaining to the acquisition, ownership, management, maintenance, operation, or enjoyment of the Property, and with all covenants and restrictions and other title encumbrances affecting the Property, and with all applicable existing and future federal, state, and local laws, statutes, treaties, rules, regulations, ordinances, codes, and administrative or judicial precedents affecting Borrower or the performance, prospects, assets, or operations of Borrower or its business (collectively, the “Requirements”).
     3.2 Site Visits.
          (a) Bank and its agents and representatives shall have the right to enter and visit the Property at any reasonable time for the purposes of observing or inspecting the Property, performing an appraisal, taking soil or ground water samples, and conducting tests, among other things to investigate for the presence of Hazardous Substances. Bank shall also have the right to examine, copy and audit the books, records, accounting data and other documents of Borrower in accordance with Section 3.20 below. In each instance, Bank shall give Borrower reasonable notice before entering the Property and make reasonable efforts to avoid interfering with Borrower’s use of the Property when exercising any of the rights granted in this Section.
          (b) Bank has no duty to visit the Property, or to observe or inspect it, or to examine any books or records. Any site visit, observation, or examination by Bank is solely for the purpose of protecting Bank’s rights and interests. No site visit, observation, or examination by Bank shall impose any liability on Bank or result in a waiver of any default of Borrower. Neither Borrower nor any other party is entitled to rely on any site visit, observation, or examination by Bank. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any other adverse condition affecting the Property, including any defects in the design or construction of the improvements located on the Property, or the presence of Hazardous Substances on the Property. Bank shall not be obligated to disclose to Borrower or any other party any report or findings made as a result of, or in connection with, any site visit, observation, or examination by Bank.
     3.3 Insurance.
          (a) Borrower shall provide, maintain, and keep in force at all times prior to repayment of the Loans:
          (i) All risk property damage insurance covering the Property, with a policy limit in an amount not less than the full insurable value of the Property on a replacement cost basis. The policy shall insure the Property against loss or damage by: (A) fire and lightning; (B) other risks embraced by the type of coverage known as All Risk; and (C) such other risks or hazards as Bank may designate as required by Bank’s current policy so long as such requirements are commercially reasonable. The policy shall include replacement cost and agreed amount coverage. The policy shall provide coverage for rent loss (or business interruption, if more appropriate) in an amount equal to twelve (12) months’ principal and interest payments, taxes, and insurance premiums.
          (ii) Commercial General Liability coverage with such limits as Bank may require as required by Bank’s current policy so long as such requirements are commercially reasonable. This policy shall name Bank as an additional insured. Coverage shall be written on an occurrence, not claims made, basis.
          (b) Borrower shall provide, maintain, and keep in force at all times prior to repayment of the Loans, any and all additional insurance Bank in its reasonable judgment may from time to time require, against commonly insured hazards for similarly situated properties. Such additional insurance may include flood insurance as required by federal law and earthquake and/or sinkhole insurance as required by Bank. At Bank’s request, Borrower shall supply Bank with an original, countersigned original, or certified copy of any policy. All policies of insurance required under the Loan Documents shall be issued by companies approved by Bank having an A.M. Best’s rating acceptable to Bank, with limits, coverage, forms, deductibles, inception and expiration dates and cancellation provisions acceptable to Bank, and shall provide that all proceeds be payable to Bank to the extent of its interest. An approval by Bank is not, and may not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance. Each policy of insurance required under the Loan Documents shall provide that it may not be modified or canceled without at least thirty (30) days’ prior written notice to Bank. When any required insurance policy expires, Borrower shall furnish Bank with proof acceptable to Bank that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the expired policy. Borrower shall also furnish evidence satisfactory to Bank that all premiums for such policy have been paid within thirty (30) days of renewal or issuance. If Bank fails to receive such proof and evidence, Bank has the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. Borrower shall repay Bank immediately on demand for any advance for such premiums, which will be an additional loan to Borrower bearing interest at the Default Rate and secured by the Deed of Trust, the Security Agreement, and any other collateral held by Bank in connection with the Loans. As to all policies of insurance provided by Borrower, Borrower shall be named as the insured and any additional insured parties shall be subject to Bank’s approval. As to all policies of insurance provided by a third party other than Borrower (e.g., any tenant), Borrower shall be named as an additional insured.

     3.4 Payment of Expenses. Borrower shall pay Bank’s reasonable costs and expenses incurred in connection with the making, disbursement, and administration of the Loans. Borrower shall also pay any and all of Bank’s costs and expenses incurred in connection with any revisions, extensions, renewals, or “workouts” of any Loan, and in the exercise of any of Bank’s rights or remedies under this Agreement. Such costs and expenses include charges for title insurance (including endorsements), filing, recording, and escrow charges, fees for appraisal and appraisal review, environmental services, mortgage taxes, document review and preparation, reasonable legal fees and expenses of Bank’s counsel, and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank’s employees or agents or independent contractors. Borrower acknowledges that amounts payable under this Section are not included in any loan or commitment fees for the Loans. All such sums incurred by Bank and not immediately reimbursed by Borrower will be considered an additional loan to Borrower secured by the Deed of Trust and the Security Agreement(s) and bearing interest at the Default Rate. Notwithstanding the foregoing, Bank agrees to limit Borrower’s liability to Five Thousand and No/100 Dollars ($5,000.00) for all legal fees Bank incurs up to and including the time the Loans close. No limitation applies to Borrower’s obligations to pay any other costs and expenses of Bank, whenever incurred, or to pay any and all legal fees Bank may incur after the closing of the Loans.
     3.5 Financial and Other Information.
          (a) Financial and Other Information of Borrower. Borrower shall keep true and correct financial books and records, using GAAP, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Borrower shall provide to Bank the following:
          (i) Annual Financial Statements. Not later than one hundred twenty (120) days after Borrower’s fiscal year end, Borrower’s annual financial statements. These financial statements shall be unqualified and audited by a Certified Public Accountant reasonably acceptable to Bank. These financial statements shall be prepared on a consolidated basis.
          (ii) Interim Financial Statements. Not later than forty-five (45) days after the end of each of Borrower’s fiscal quarters, Borrower’s interim quarterly financial statements. These financial statements may be prepared by Borrower if certified to be true and correct by Borrower.
          (iii) Compliance Certificate. Within forty-five (45) days after the end of each fiscal quarter, a certificate in the form attached hereto as Exhibit A (each, a “Compliance Certificate”), executed by Borrower’s chief financial officer or other officer or person acceptable to Bank, certifying (1) that Borrower is in compliance with the financial covenants set forth in this agreement, including the Cash Flow Coverage Ratio set forth in Section 3.25 below, (2) that the representations and warranties set forth in the Agreement are true and correct as of the date of the certificate, and (3) that, as of the date of the certificate, no default or Event of Default, or Unmatured Event of Default, has occurred and is continuing under the Agreement.
          (iv) Tax Returns. Promptly upon the request of Bank, signed copies of Borrower’s tax returns, including all extensions and all supporting schedules (including K-1’s or their equivalent).
          (v) Other Information. Promptly upon the request of Bank, such other information as Bank may reasonably request concerning the affairs and properties of Borrower.
          (b) Financial and Other Information of Guarantor. Borrower shall cause Guarantor to keep true and correct financial books and records, using GAAP, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Borrower shall cause Guarantor to provide to Bank the following:

          (i) Annual Financial Statements. Not later than one hundred twenty (120) days after Guarantor’s fiscal year end, Guarantor’s annual financial statements. These financial statements shall be unqualified and audited by a Certified Public Accountant acceptable to Bank. These financial statements shall be prepared on a consolidated basis.
          (ii) Interim Financial Statements. Not later than forty-five (45) days after the end of each of Guarantor’s fiscal quarters, Guarantor’s interim quarterly financial statements. These financial statements may be prepared by Guarantor if certified to be true and correct by Guarantor.
          (iii) Tax Returns. Promptly upon the request of Bank, signed copies of Guarantor’s tax returns, including all extensions and all supporting schedules (including K-1’s or their equivalent).
          (iv) Other Information. Promptly upon the request of Bank, such other information as Bank may reasonably request concerning the affairs and properties of Guarantor.
     3.6 Notices. Borrower shall notify Bank promptly in writing of any and all of the following:
          (a) Any litigation affecting Borrower or any Guarantor (if any) where the amount claimed is or may be Twenty-Five Thousand and No/100 Dollars ($25,000.00) or more and which (i) is not dismissed within sixty (60) days of the filing thereof, and (ii) is not Covered by Insurance.
          (b) Any written or oral communication Borrower receives from any governmental, judicial, or legal authority giving notice of any claim or assertion that the Land or Improvements fail in any respect to comply with any of the Requirements or any other applicable governmental law.
          (c) Any material adverse change in the physical condition of the Property (including any damage suffered as a result of fire, earthquakes, or floods).
          (d) Any material adverse change in Borrower’s or any Guarantor’s financial condition, any material adverse change in Borrower’s operations, or any material change in the management of Borrower.
          (e) Any other circumstance, event, or occurrence that results in a material adverse change in Borrower’s or any Guarantor’s ability to timely perform any of its obligations under any of the Loan Documents.
          (f) Any default or Event of Default (as defined in the applicable document) that has occurred, or Unmatured Event of Default that has occurred and is continuing under any of the Loan Documents, and/or any breach or default that has occurred under any agreement under which Borrower has liability.
          (g) Any environmental or labor dispute involving or affecting Borrower.
     3.7 Keeping Guarantor Informed. Borrower shall keep each Guarantor informed of Borrower’s financial condition and business operations, the condition and all uses of the Property and other Collateral, including all changes in condition or use, and any and all other circumstances that may affect Borrower’s ability to pay or perform its obligations under the Loan Documents. However, any failure to do so shall not give rise to any defense to Guarantor.

     3.8 Performance of Acts. Upon Bank’s request, Borrower shall perform all acts reasonably necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.
     3.9 No Construction: Protection Against Lien Claims. Borrower shall not construct any Improvements on the Property without the prior written consent of Bank in Bank’s sole and absolute discretion. Borrower shall pay or otherwise discharge promptly all claims and liens for labor done and materials and services furnished in connection with the Property or the construction of any Improvements. Borrower has the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Bank. Promptly upon Bank’s request, Borrower shall provide a bond, cash deposit, or other security satisfactory to Bank in its sole and absolute discretion.
     3.10 Signs and Publicity. At Bank’s request, Borrower will identify Bank as the acquisition lender on any signs posted on the Property and use its commercially reasonable efforts to identify Bank in publicity concerning the Property. In the alternative, with Borrower’s consent, which may not be unreasonably withheld, Bank may post signs on the Property identifying itself as the acquisition lender for the Property. Bank may refer to the Property in its own promotional and advertising materials. Borrower may not post signs or otherwise identify Bank as the acquisition lender without Bank’s prior written consent in each instance.
     3.11 Notice of Change. Borrower shall give Bank at least thirty (30) days prior written notice of any change in:
          (a) the location of its place of business or its chief executive office if it has more than one place of business;
          (b) Borrower’s name or business entity types;
          (c) the state in which Borrower has filed its entity incorporation or organizational documents;
          (d) Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization or of any newly assigned such number where one had not been previously assigned; and
          (e) any Change in Control.
Unless otherwise approved by Bank in writing, Borrower agrees that all Property that consists of personal property (other than the books and records) will be located at the Land or at Borrower’s other places of business that have been disclosed in writing to Bank as places where such property will be located.
     3.12 Indemnity Regarding Ownership of Property and Other Risks. Borrower indemnifies, defends, and holds the Indemnified Parties harmless for, from, and against any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties, and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and expenses of Bank’s counsel), and any resulting damages, harm or injuries to the person or property of any third parties, directly or indirectly arising out of or resulting from (a) the ownership, management, maintenance, operation, marketing, leasing, sale, or use of the Property, as applicable, whether such claims are based on theories of derivative liability, comparative negligence or otherwise, (b) any development of or improvement to the Property, including any defective workmanship or materials; (c)

any failure to satisfy any requirements of any laws, regulations, ordinances, governmental policies or standards, reports, maps, development agreements, or regulatory agreements that apply or pertain to the Property; (d) breach of any representation or warranty made or given by Borrower to any of the Indemnified Parties or to any prospective or actual lessee or buyer of all or any portion of the Property; and/or (e) any claim or cause of action of any kind by any party that any Indemnified Party is liable for any act or omission of Borrower or any other person or entity in connection with the ownership, management, maintenance, operation, marketing, leasing, sale, or use of the Property, or any development of or improvement to the Property, excepting those arising out of, or resulting, solely from the applicable Indemnified Party’s gross negligence or willful misconduct. Notwithstanding, anything to the contrary in any other Loan Document, the provisions of this Section shall survive the termination of this Agreement, repayment of the Loans, and foreclosure of the Deed of Trust or similar proceedings.
     3.13 Tax Receipts. Borrower shall provide to Bank, within thirty (30) days after the end of the fiscal year of the applicable governmental authority, bills showing the payment (to the extent then due and payable) of all taxes and assessments that are or may become a lien upon the Property or any portion thereof. If Borrower fails, following demand, to provide Bank the tax receipts required by this Section, without limiting the other remedies available to Bank under this Agreement, Bank may, at Borrower’s sole expense, obtain and enter into a tax services contract with respect to the Property with a tax reporting agency satisfactory to Bank.
     3.14 Maximum Loan-to-Value Ratio. Borrower agrees that, at all times prior to repayment of the Facility 1 Loan, the Maximum Loan-to-Value Ratio shall not exceed eighty-five percent (85%). If Bank at any time should determine that such ratio has been exceeded, Bank may make written demand on Borrower to repay principal of the Facility 1 Loan in an amount sufficient in Bank’s reasonable judgment to cause the Maximum Loan-to-Value Ratio to be met. Borrower shall make any such payment of principal immediately upon Bank’s demand.
     3.15 Maintenance and Repair. Borrower shall (a) maintain the Property, including the parking and landscaping portions thereof, in good condition and repair, (b) promptly make all necessary structural and non-structural repairs to the Improvements (or cause tenants under any leases to perform such obligation), (c) not demolish, alter, remove, or add to any Improvements, excepting (i) the repair and restoration of Improvements following damage thereto as required by the Deed of Trust, (ii) the construction or installation of non-structural alterations or improvements, provided the same are in all respects consistent with the character and utility of the existing Improvements, (iii) the installation or construction of tenant improvements and related demolition in connection with any leases approved in accordance with this Agreement, and (d) not erect any new buildings, structures or building additions on the Land, without the prior written consent of Bank in each instance. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities. Borrower shall also maintain all other Collateral for the Loans in good condition and repair and shall use commercially reasonable efforts to make any repairs, renewals, or replacements to keep such Collateral in good working condition.
     3.16 Preservation of Rights. Borrower shall obtain, preserve and maintain in good standing, as applicable, all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business.
     3.17 Conditional Sales Contracts; Removal of Fixtures and Equipment. Without the Bank’s prior written consent, Borrower shall not (a) purchase or contract for any materials, equipment, furnishings, fixtures, or articles of personal property to be placed or installed on the Land or any Improvements under any security agreement or other agreement where the seller reserves or purports to reserve a lien, security interest, or title thereto, or the right of removal or repossession after such items are installed on the Property; or (b) remove or permit to be removed from the Land or the Improvements any equipment, machinery, or fixtures used in connection with the ownership, management, maintenance, operation, or enjoyment thereof unless replaced by articles of equal suitability and value owned by Borrower free and clear of any lien or security interest.
     3.18 No Change in Control of Borrower or Guarantor. There shall be no Change in Control of Borrower or Guarantor without the prior written consent of Bank.
     3.19 Income from Property. Borrower shall first apply all income from leases, and all other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, operation, and marketing of the Land and Improvements, including all amounts then required to be paid under the applicable Loan Documents, before using or applying such income for any other purpose. Borrower may not distribute any income to any of its members, partners, or shareholders, allow any member, partner, or shareholder to withdraw capital, or make any payments on indebtedness owed to any member, partner, or shareholder, unless all property expenses then due have been paid in full.
     3.20 Audits. Borrower shall allow Bank and its agents to inspect Borrower’s properties and examine, audit, and make copies of Borrower’s books and records at any reasonable time. If any of Borrower’s properties, books, or records are in the possession of a third party, Borrower authorizes that third party to permit Bank or its agents to have access to perform inspections or audits and to respond to Bank’s requests for information concerning such properties, books and records.
     3.21 Appraisals. If required by Bank or if required by applicable law or regulations, Bank shall have the right to order appraisals of the Property from time to time from an appraiser selected by Bank, which appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Bank in all material respects. Borrower agrees to pay the cost and expense for all such appraisals and reviews thereof ordered by Bank pursuant to this Section except Borrower shall only be responsible to pay for such appraisals (excepting the appraisal obtained in connection with the making of the Loans) if such appraisal is ordered when (a) an Event of Default has occurred hereunder, or (b) such appraisal or update is required by applicable law or regulation.
     3.22 As-Built Survey. Upon the request of Bank, Borrower shall promptly provide to Bank an as-built ALTA survey of the Land and Improvements in form and substance satisfactory to Bank, certified by a licensed land surveyor and showing the location of the completed improvements, and all boundary lines, easements, rights of way, and other matters affecting the Land. If Borrower has provided such a survey prior to the closing of the Loans, then Borrower shall only be responsible to pay for any additional survey (excepting the survey obtained in connection with the making of the Loans) if such survey is requested by Bank when (a) an Event of Default has occurred or an Unmatured Event of Default has occurred and is continuing hereunder, or (b) such survey or update is required by applicable law or regulation.
     3.23 Other Debts; Guarantees. Except as otherwise provided herein or in any other Loan Document, without Bank’s prior written consent, (i) Borrower shall not have outstanding or incur any direct or contingent debts or lease obligations (other than those to Bank), or become directly or indirectly liable for the debts of others, related to or with respect to the Property, and (ii) Borrower shall not directly or indirectly guarantee the obligations of, invest in, lend credit to, or indemnify, any other or entity (collectively, “Third Party Obligations”). This does not prohibit:
          (a) Acquiring goods, supplies, or merchandise on normal trade credit.
          (b) Endorsing negotiable instruments received in the usual course of business.

          (c) Obtaining surety bonds in the usual course of business.
          (d) Debts, lines of credit, and/or leases in existence on the date of this Agreement previously disclosed in writing to Bank.
          (e) Third Party Obligations not exceeding Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate at any time.
     3.24 Other Liens. Except as otherwise provided herein or in any other Loan Document, without Bank’s prior written consent, Borrower shall not create, assume, or allow any security interest or lien (including judicial liens) on property Borrower now or later owns, except:
          (a) Deeds of trust and security agreements in favor of Bank.
          (b) Liens for taxes not yet due.
          (c) Liens outstanding on the date of this Agreement previously disclosed in writing to the Bank.
          (d) Additional purchase money security interests not exceeding One Million and No/100 Dollars ($1,000,000.00) in any calendar year in personal or real property acquired after the date of this Agreement.
     3.25 Negative Covenants. Without Bank’s prior written consent, Borrower shall not:
          (a) engage in any business activities substantially different from Borrower’s present business;
          (b) liquidate or dissolve Borrower’s business;
          (c) lease or dispose of all or a substantial part of Borrower’s business or Borrower’s assets;
          (d) enter into any consolidation, merger, pool, joint venture, syndicate or other combination, except that a wholly-owned subsidiary of Borrower may merge into another wholly-owned subsidiary of Borrower;
          (e) acquire or purchase a business or its assets;
          (f) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets;
          (g) make any loans, advances, or other extensions of credit to anyone exceeding Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate at any time; or
          (h) sell or make any distribution of Borrower’s assets that could adversely affect Borrower’s financial condition.
     3.26 Cash Flow Coverage Ratio. The Obligated Group shall maintain, and Borrower shall cause the Obligated Group to maintain, a Cash Flow Ratio of at least 2.25 to 1.00. This Cash Flow Coverage Ratio shall be tested quarterly (i) on a cumulative basis for the first twelve (12) months following the date of recordation of the Deed of Trust, and (ii) thereafter on a rolling four (4) quarter basis, calculated at the end of each fiscal quarter, using the results of that fiscal quarter and each of the three (3) immediately preceding fiscal quarters.
     3.27 ERISA Plans. Borrowers shall at all times comply with the provisions of ERISA with respect to any Plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Bank a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the PBGC. Borrower shall also give prompt written notice to the Bank of any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA, (b) any notice of noncompliance made with respect to a Plan under Section 4041 (b) of ERISA, or (c) the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.
4. Use and Leasing.
     4.1 Use of the Property. Borrower shall not change its intended use of the Property or the Project without Bank’s prior written approval.
     4.2 Lease Approval; Information and Documents.
          (a) Each lease of any part of the Property is subject to Bank’s written approval as to form and substance prior to execution and delivery.
          (b) If any leases exist at or prior to the closing of the Loans, (i) Borrower shall have provided to Bank a true, correct, and complete copy of each such lease, including all amendments or modifications thereto and any agreements related thereto, (ii) each such pre-existing lease is subject to Bank’s review and approval in its sole and absolute discretion, (ii) if required by Bank, in its sole and absolute discretion, for each such pre-existing lease, Borrower shall promptly obtain and deliver to Bank such estoppels certificates, subordination agreements, and/or subordination, nondisturbance, and attornment agreements in form and substance acceptable to Bank, executed by such tenants as Bank from time to time may require.
          (c) If any portion of the Property is leased to third party tenants, Borrower shall promptly deliver to Bank such tenant income certificates, leasing schedules and reports, and other leasing information as Bank from time to time may request. In addition, upon the request of Bank, as to any tenants occupying any part of the Property at any time, Borrower shall promptly obtain and deliver to Bank such estoppel certificates, subordination agreements, and/or subordination, nondisturbance, and attornment agreements in form and substance acceptable to Bank, executed by such tenants as Bank from time to time may require
     4.3 Purpose and Effect of Lease Approval. Bank’s approval of any lease is for the sole purpose of protecting Bank’s security and preserving Bank’s rights under the Loan Documents. No approval by Bank will result in a waiver of any default of Borrower. In no event will Bank’s approval of any lease be a representation of any kind with regard to the lease, its enforceability, or the financial capacity of any tenant thereunder or guarantor thereof.
     4.4 Landlord’s Obligations. Borrower shall use commercially reasonable efforts to perform all obligations required to be performed by it as landlord under any lease affecting any part of the Land or any space within the Improvements.

     4.5 Costs and Expenses. If Bank’s prior written approval is required for any Lease, Borrower shall pay to Bank, as a condition to such consent Bank’s costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection therewith; provided: however, Borrower’s obligation to pay such costs and expenses shall not exceed One Thousand and No/100 Dollars ($1,000.00) unless such lease is further changed or negotiated after Bank’s initial review. Such costs and expenses shall be due and payable whether or not such consent is given.
5. Representations and Warranties. Borrower promises that each representation and warranty set forth below is and will be true, accurate and correct as of the date of this Agreement, and, if applicable, as of the date of any requested disbursement.
     5.1 Authority; Enforceability. Borrower has complied with any and all laws and regulations concerning their organization, existence, and the transaction of their business. Borrower has the right and power to own and operate the Land and any existing Improvements as contemplated in the Loan Documents. Borrower and each Guarantor is authorized to execute, deliver, and perform its obligations under the Loan Documents. Those documents are valid and binding obligations of Borrower and each Guarantor, as applicable.
     5.2 Compliance With Law. Borrower is familiar and has complied with all of the Requirements, as well as all other applicable laws, regulations, and ordinances. To the best of Borrower’s knowledge or belief without duty to investigate, no provision or obligation of Borrower or any Guarantor contained in any of the Loan Documents violates any of the Requirements or any order or ruling of any court or governmental entity. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement binding or regulating the Property.
     5.3 No Violation. The execution and delivery of this Agreement and the other Loan Documents and performance by Borrower of its obligations hereunder and thereunder will not result in a default under any other material agreement to which Borrower is a party.
     5.4 No Claims. To the best of Borrower’s knowledge or belief without duty to investigate, no claims, actions, proceedings, or investigations are pending against Borrower or affecting the Property, any of the Collateral, or any collateral for the Loans, except for those previously disclosed by Borrower to Bank in writing. To the best of Borrower’s knowledge or belief without duty to investigate, no threat of any such claim, action, proceeding, or investigation exists, except for those previously disclosed by Borrower to Bank in writing.
     5.5 Financial and Other Information. All financial information delivered to Bank, including all information relating to the financial condition of (a) Borrower or any of its partners, shareholders, or members (as applicable), (b) any Guarantor, and (c) the Property, fairly and accurately represents the financial condition being reported on as of its date. All such information is prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. There has been no material adverse change in the financial condition of any of the persons described above-reported at any time to Bank, except as previously disclosed to Bank in writing in later financial information and found acceptable to Bank in its sole and absolute discretion. Borrower has disclosed to Bank any and all leases affecting the Property or any portion thereof or interest therein.
     5.6 Accuracy. All reports, documents, instruments, information, and forms of evidence delivered to Bank concerning the Loans or required by this Agreement, any Loan commitment, and/or the other Loan Documents are accurate, correct, and sufficiently complete to give Bank true and accurate knowledge of their subject matter. None of them contains any misrepresentation or material omission.

     5.7 Taxes. Borrower has filed all required state, federal, and local income tax returns and has paid all taxes when due and payable. To the best of Borrower’s knowledge or belief without duty to investigate, Borrower knows of no basis for any additional assessment of taxes.
     5.8 Borrower Not a “Foreign Person”. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.
     5.9 No Breaches or Defaults. To the best of Borrower’s knowledge or belief without duty to investigate, no event has occurred and is continuing which would constitute a default or Event of Default (as defined in the applicable document) or an Unmatured Event of Default under any of the Loan Documents.
     5.10 Disclosure to Guarantor and Third Parties. Before any Guarantor and/or any other third party (if any) became obligated in connection with the Loans or under any of the Loan Documents, Borrower made full disclosure to that Guarantor and/or third party Trustor regarding Borrower’s financial condition and business operations, the present and former condition, uses, and ownership of the Property and all other circumstances bearing upon Borrower’s ability to pay and perform its obligations under the Loan Documents.
     5.11 ERISA Plans.
          (a) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA
          (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.
          (c) No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.
          (d) No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.
6. Default and Remedies.
     6.1 Events of Default. An Event of Default will occur under this Agreement upon the occurrence of any of the following events:
          (a) Borrower fails to make any payment of principal or interest under the Facility 1 Note or the Facility 2 Note within ten (10) days after the date when due; or
          (b) Borrower fails to make any deposit of funds demanded by Bank under this Agreement within ten (10) days after Bank’s written demand; or
          (c) Borrower fails to comply with any other covenant contained in this Agreement calling for the payment of money and does not cure that failure within ten (10) days after written notice from Bank; or

          (d) Borrower or any Guarantor becomes insolvent or the subject of any Insolvency Proceeding, or any such party consents to the appointment or taking of possession by a receiver (or similar official) with respect to its business or property, or makes an assignment for the benefit of creditors; provided, however, that any involuntary Insolvency Proceeding shall not be considered an Event of Default hereunder if it is either (i) consented to in writing by Bank, or (ii) dismissed within ninety (90) days of the filing thereof; or
          (e) Borrower or any Guarantor dissolves or liquidates, or any of these events happens to any indemnitor hereunder or under any of the other Loan Documents (if any); or
          (f) An Accelerating Transfer occurs; or
          (g) Any representation or warranty when made or given in any of the Loan Documents proves to be false or misleading in any material respect; or
          (h) A material adverse change in Borrower’s or any Guarantor’s financial condition, or an event or condition materially impairing Borrower’s intended use of the Property, or Borrower’s or any Guarantor’s ability to repay the Loans occurs; or
          (i) Borrower, or any person affiliated with Borrower, fails to meet the conditions of, or fails to perform any obligation under, any other agreement Borrower has with Bank or any affiliate of Bank; or
          (j) Any Guarantor or any person affiliated with any Guarantor fails to meet the conditions of, or fails to perform any obligation under, any other agreement any Guarantor has with Bank or any affiliate of Bank; or
          (k) Borrower defaults under any agreement in connection with any credit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) or more that Borrower has obtained from anyone else if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation; or
          (I) Any Guarantor defaults under any agreement in connection with any credit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) or more that Guarantor has obtained from anyone else if the default consists of failing to make a payment when due or gives the other lender the right to accelerate the obligation (each subject to applicable notice and cure periods); or
          (m) Any of the following occurs: (i) a lawsuit is filed against Borrower or any Guarantor where the amount claimed is Four Hundred Thousand and No/100 Dollars ($400,000.00) or more and which (A) is not dismissed within sixty (60) days of the filing thereof, and (B) is not Covered by Insurance, (ii) a judgment or judgments are entered against Borrower or any Guarantor, or (iii) any government authority takes action materially adversely affecting either (A) the construction of the Improvements, (B) Borrower’s intended use of the Property, or (C) Borrower’s ability to repay the Loans; or
          (n) Bank fails to have an enforceable first-priority lien on or first-priority security interest in any property given as security for any Loan (except as otherwise agreed by Bank in writing); or
          (o) Under any of the Loan Documents, a default or an Event of Default (as defined in that document, subject to applicable notice and cure periods) occurs.

          (p) An Event of Default (as defined in that document, subject to applicable notice and cure periods) occurs under any Guaranty, or any Guaranty becomes unenforceable for any reason, or any Guarantor purports to revoke or terminate its Guaranty; or
          (u) Under any Swap Contract, a default or an Event of Default (as defined in that document, subject to applicable notice and cure periods) of Borrower occurs.
          (v) Borrower has failed to timely deliver to Bank any Compliance Certificate, or fails to maintain the minimum Cash Flow Coverage Ratio required under Section 3.26, or fails to meet the Maximum Loan-to-Value Ratio required under Section 3.14 and fails to timely make a paydown to the Loan as required under that Section; or
          (w) The occurrence of any one or more of the following events with respect to the Borrower, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty, or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower with respect to a Plan: (a) a reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (b) any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower’s full or partial withdrawal from a Plan.
          (x) Borrower fails to comply with any provision contained in this Agreement, other than those events specifically referred to above and thus set out as separate Events of Default in this Section 6.1.
     6.2 Remedies.
          (a) If an Event of Default occurs under this Agreement, Bank may exercise any right or remedy under any of the Loan Documents or otherwise available at law or in equity, and all of Bank’s rights and remedies are cumulative. If any Event of Default occurs, Bank’s obligation to lend under the Loan Documents automatically terminates, and Bank in its sole and absolute discretion may withhold any one or more disbursements. Bank may also withhold any one or more disbursements after an Unmatured Event of Default occurs and is continuing. By making any Loan disbursement, Bank will not be deemed to have waived any Event of Default unless Bank agrees otherwise in writing in each instance.
          (b) If any Event of Default occurs, Bank shall have the right in its sole and absolute discretion to enter the Property and take possession of it, whether in person, by agent or by court-appointed receiver, collect rents and otherwise protect its collateral and rights under the Loan Documents. If Bank exercises any of the rights or remedies provided in this Section, that exercise shall not make Bank a partner or joint venturer of Borrower. All sums which are expended by Bank in preserving its collateral shall be considered an additional loan to Borrower secured by the Deed of Trust and Security Agreement(s), and any other collateral held by Bank in connection with any Loan, and bearing interest at the Default Rate.
          (c) If Borrower becomes the subject of any Insolvency Proceeding (which, if an involuntary Insolvency Proceeding has not been (i) consented to in writing by Bank, or (ii) dismissed within ninety (90) days of the filing thereof), all of Borrower’s obligations under the Loan Documents automatically become immediately due and payable upon the filing of the petition commencing such proceeding, all without notice of default, presentment or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character. Upon the occurrence of any other Event of Default, all of Borrower’s obligations under the Loan Documents may become due and payable immediately without notice of default, presentment, or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Bank’s option, exercisable in its sole and absolute discretion. If such acceleration occurs, Bank may apply any undisbursed Loan funds and any sums in the Account to Borrower’s obligations under the Loan Documents, in any order and proportions as Bank may determine in its sole and absolute discretion.
7. Swap Contract. Borrower has elected to purchase from Bank a swap for the Loan, which is governed by a Swap Contract entered into between Bank and Borrower. The Swap Contract is a “Loan Document.” Capitalized terms used here without definition shall have the meanings given to them in the Swap Contract. With respect to the Swap Contract, the following shall apply:
     7.1 Swap Contract. Prior to or concurrently with the closing of the Loans, Borrower is entering into a Swap Contract with Bank. In connection therewith, Borrower and/or Guarantor are executing into certain documents including the following:
          (a) ISDA International Swaps and Derivatives Association, Inc. Master Agreement dated as of October 16, 2005
          (b) Schedule to Master Agreement dated as of October 16, 2005
          (c) Consents to letter agreement regarding cross-collateralization of obligations under ISDA Master Agreement dated as of October 16, 2005
          (d) Continuing Guaranty (Unlimited) (Derivatives) dated as of October 16, 2005
     7.2 Swap Payments; Grant of Security Interest. Under the Swap Contract, Bank or Borrower may be obligated from time to time to make certain payments (“Swap Payments”) to the other party. Each Swap Payment to be made by Bank to Borrower shall be collateral for the Loans. As security for the prompt payment and performance of the Loans, and all obligations and indebtedness of Borrower to Bank under the Loan Documents, and all renewals, extensions, modifications, amendments, and/or supplements thereto, Borrower hereby irrevocably and unconditionally assigns, grants, pledges, transfers, and sets over to Bank, and there is hereby created a security interest in favor of Bank, in and to each Swap Payment due from Bank to Borrower, whether now or hereafter existing, and all proceeds thereof.
     7.3 No Assumption of Borrower’s Obligations. Borrower expressly understands and agrees that Bank does not assume any duties or obligations of Borrower arising out of the Notes, any Swap Contract, or any other Loan Document.
8. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND BANK MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND BANK MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BANK, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE

REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
9. Miscellaneous Provisions.
     9.1 No Waiver; Consents. Each waiver by Bank must be in writing, and no waiver may be construed as a continuing waiver. No waiver shall be implied from Bank’s delay in exercising or failure to exercise any right or remedy against Borrower or any security. Bank’s consent to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank’s consent to be obtained in any future or other instance. All Bank’s rights and remedies are cumulative.
     9.2 Standard for Bank Approvals; Purpose and Effect of Bank Approval. Unless a different standard is specifically prescribed, (a) all documents and items submitted to Bank under this Agreement or under the other Loan Documents must be acceptable to Bank in its sole and absolute discretion, and (b) consents and approvals by Bank required under this Agreement or under the other Loan Documents shall be in Bank’s sole and absolute discretion. Bank’s approval of any matter in connection with the Loans is for the sole purpose of protecting Bank’s security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank’s approval be a representation of any kind with regard to the matter being approved.
     9.3 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their permitted successors and assigns. No trust fund is created by this Agreement, and no other persons or entities have any right of action under this Agreement or any right to the Loan funds.
     9.4 Joint and Several Liability. If more than one person or entity executes this Agreement as Borrower, each shall be jointly and severally liable to Bank for the faithful performance of the obligations of Borrower under this Agreement and the other Loan Documents.
     9.5 Notices. All notices given under this Agreement shall be in writing and be given by personal delivery, overnight receipted courier (such as Airborne or Federal Express) or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon the first to occur of receipt, when proper delivery is refused, or the expiration of forty-eight (48) hours after deposit in registered or certified United States mail as described above. Addresses for notice may be changed by any party by notice to any other party in accordance with this Section. If more than one person or entity executes this Agreement as Borrower, service of any notice on any one Borrower shall be effective service on all Borrower parties for all purposes.
     9.6 Actions. Bank shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding that might affect its security or its rights, duties, or liabilities relating to the Loans, the Property, or any of the Loan Documents. Borrower shall pay promptly on demand all of Bank’s out-of-pocket costs, expenses, and reasonable legal fees and expenses of Bank’s counsel incurred in those actions or proceedings.
     9.7 Attorneys’ Fees. In any lawsuit or arbitration arising out of or relating to this Agreement, the Loan Documents, or the Loans, the prevailing party will be entitled to recover from each other party such sums as the court or arbitrator adjudges to be reasonable attorneys’ fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other actions or proceedings, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank’s costs and expenses, including reasonable attorneys’ fees, incurred in enforcing or protecting Bank’s rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys’ fees, those fees include the allocated costs for services of in-house counsel, to the extent not prohibited by applicable law.
     9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state where the Property is located, without regard to the choice of law rules of that state, except to the extent that any of such laws may now or hereafter be preempted by Federal law. Borrower consents to the jurisdiction of any Federal or State court within the state where the Property is located, submits to venue in such state, and also consents to service of process by any means authorized by Federal law or the law of such state. Without limiting the generality of the foregoing, Borrower hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) Borrower is not subject to the jurisdiction of the courts of the above-referenced state or the United States District Court for such state, or (ii) such suit, action, or proceeding is brought in an inconvenient forum, or (iii) the venue of such suit, action, or proceeding is improper.
     9.9 Heirs, Successors, and Assigns, Participations. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors, and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole and absolute discretion may sell or assign the Loans or participations or other interests in all or part of the Loans on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Also without notice to or the consent of Borrower, Bank or its affiliates may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank in connection with the Loans and to any actual or prospective purchaser or assignee of any participation or other interest in the Loans or any other loans made by Bank to Borrower (whether under this Agreement or otherwise), any financial or other information, data or material in Bank’s possession relating to Borrower, the Loans, the Improvements, the Property, the Collateral, or any other collateral held by Bank in connection with any Loan.
     9.10 Relationships With Other Bank Customers. From time to time, Bank may have business relationships with Borrower’s customers, suppliers, contractors, tenants, partners, members, shareholders, officers, or directors, or with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from, or lend to Borrower. Borrower agrees that Bank may extend credit to such parties and take any action it deems necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on Borrower’s financial condition or operations. Borrower further agrees that in no event shall Bank be obligated to disclose to Borrower any information concerning any other Bank customer.
     9.11 Disclosure to Title Company. Without notice to or the consent of Borrower, Bank may disclose to any title insurance company insuring any interest of Bank under the Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data, or material in Bank’s possession relating to Borrower, the Loans, the Improvements, or the Property.
     9.12 Improvement District. Borrower shall not consent to, vote in favor of, or directly or indirectly advocate or assist in, the incorporation of any part of the Property into any improvement or community facilities district, special assessment district or other district without Bank’s prior written consent in each instance.
     9.13 Restriction on Personal Property. Except for the replacement of personal property made in the ordinary course of Borrower’s business with items of equal or greater value, Borrower shall not sell, convey or otherwise transfer or dispose of its interest in any personal property in which Bank has a security interest, or contract to do any of the foregoing, without the prior written consent of Bank in each instance.
     9.14 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.
     9.15 Interpretation. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural, and vice versa, and each gender shall include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Whenever any provision of this Agreement, including any representation, covenant, or Event of Default contained herein, applies to a guarantor, third party pledgor, or any other party to any Loan Document other than Borrower, such provision only applies to such party during the time that such party’s guaranty, pledge, or other Loan Document, as applicable, remains in effect.
     9.16 Amendments. This Agreement may not be modified or amended except by a written except by a written agreement signed by the party against whom enforcement is sought.
     9.17 Counterparts. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts constitute but one and the same document.
     9.18 Language of Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party.
     9.19 Publicity. Borrower hereby agrees that Bank, at its expense, may publicize the financing of the Project and, in connection therewith, may use the address, description and photographs or other illustrative drawings of the Project.
     9.20 Exchange of Information. Borrower agrees that Bank may exchange or disclose financial and other information about Borrower or the Property with or to any of Bank’s affiliates or other related entities.
     9.22 Survival. The representations, warranties, acknowledgments, and agreements set forth herein shall survive the date of this Agreement.
     9.23 Further Performance. Borrower, whenever and as often as they shall be requested by Bank, shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered to Bank, such further instruments and documents, and do any and all things as may be reasonably requested, in order to carry out the intent and purpose of this Agreement and the other Loan Documents.
     9.24 Time is of the Essence. Time is of the essence in the performance of this Agreement and the other Loan Documents by Borrower, and each and every term thereof.

     9.25 Recitals; Exhibits. The Recitals to this Agreement set forth above are true, complete, accurate, and correct, and such recitals are incorporated hereby by reference. The exhibits to this Agreement are incorporated hereby by reference.
     9.26 Loan Commission. Except as otherwise agreed in writing by Bank: (a) Bank shall not be obligated to pay any brokerage commission or fee in connection with or arising out of the Loans, and (b) Borrower shall pay any and all brokerage commissions or fees arising out of or in connection with the Loans.
     9.27 Integration and Relation to Loan Commitment. The Loan Documents (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including Bank’s loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.
(Remainder of page intentionally left blank.
See the following pages for signatories.)

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement as of the date first above written.
“BORROWER”

GO DADDY SOFTWARE , INC., an Arizona corporation		Address for notices to Borrower:
c/o The Go Daddy Group, Inc.
14455 North Hayden Road, Suite 219
By:	/s/ Robert R. Parsons	Scottsdale, AZ 85260

	Robert R. Parsons, its President	Attention: General Counsel

“BANK”

U.S. BANK NATIONAL ASSOCIATION, a national banking association		Address for notices to Bank:
U.S. Bank National Association
101 N. 1st Avenue, Suite 1600
By:	/s/ Katherine Scardello	Phoenix, AZ 85003
	Katherine Scardello, Vice President	Attention: Commercial Banking

EXHIBIT A
Description of Property
That part of the Southeast quarter of Section 9, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:
COMMENCING at the South quarter corner of said Section 9;
thence North 89 degrees 52 minutes 48 seconds East 27.00 feet upon the South line of said Southeast quarter;
thence North 00 degrees 17 minutes 57 seconds West 33.00 feet, parallel with and 27.00 feet Easterly of the West line of said Southeast quarter, to the POINT OF BEGINNING;
thence continue North 00 degrees 17 minutes 57 seconds West 450.00 feet;
thence North 89 degrees 52 minutes 48 seconds East 558.06 feet to a point of non-tangent curve concave to the Northeast, the radius point of said curve bears North 45 degrees 20 seconds 25 minutes East;
thence Southeasterly upon said curve to the left, having a radius of 306.03 feet and a central angle of 20 degrees 30 minutes 51 seconds, an arc distance of 109.57 feet to a point of a compound curve concave to the Northeast;
thence Southeasterly upon said curve to the left, having a radius of 424.44 feet and a central angle of 19 degrees 15 minutes 33 seconds, an arc distance of 142.67 feet to a non-tangent line;
thence North 89 degrees 52 minutes 48 seconds East 500.00 feet;
thence South 00 degrees 00 minutes 00 seconds West 350.16 feet;
thence South 89 degrees 52 minutes 48 seconds West 1281.92 feet parallel with and 33.00 feet Northerly of the South line of said Southeast quarter, to the POINT OF BEGINNING;
EXCEPT that portion lying below a depth of 500 feet measured vertically from the contour of the surface thereof, as reserved in Deed recorded in Docket 8407, page 405; and
EXCEPT all minerals and minerals ores of every kind and character, including, without limiting the generality of the foregoing, all petroleum, oil, natural gas and other hydrocarbon substances and products derived therefrom, as reserved in Deed recorded in Docket 1689, page 71; and
EXCEPT that portion lying below a depth of 500 feet, measured vertically, from the contour of the surface of said property as reserved in Deed recorded in Recording No. 84-522490; and
EXCEPT all minerals and mineral ores of every kind and character, including, without limiting the generality of the foregoing, all petroleum, oil, natural gas and other hydrocarbon substances and products derived therefrom, as reserved in Deed recorded in Docket 6336, page 173; and
Exhibit A – Page 1

EXCEPT the title and exclusive right to all of the minerals and mineral ores of every kind and character now known to exist or hereafter discovered upon, within or underlying said land or that may be produced therefrom including, without limiting the generality of the foregoing, all petroleum, oil, natural gas and other hydrocarbon substances and products derived therefrom, as reserved in Deed recorded in Docket 1662, page 20.
Street Address of Property
1202 and 1402 E. Buckeye Road
Phoenix, Arizona
Exhibit A — Page 2

INDEMNITY AGREEMENT
(Borrower)
          This Indemnity Agreement (the “Agreement”) is made as of October 18, 2005, by GO DADDY SOFTWARE, INC., an Arizona corporation (the “Borrower”) in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).
          A. Borrower is executing this Agreement to induce Bank to make (1) an acquisition loan (the “Facility 1 Loan”) to GO DADDY SOFTWARE, INC., an Arizona corporation (the “Borrower”) in the principal amount of Seven Million Fifty-Five Thousand and No/100 Dollars ($7,055,000.00) (the “Facility 1 Loan Amount”), and (2) a term loan (the “Facility 2 Loan”) to Borrower in the principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Facility 2 Loan Amount”). The Facility 1 Loan and the Facility 2 Loan are herein collectively referred to as the “Loans,” each individually a “Loan.” The Loans are being made under a loan agreement (the “Loan Agreement”) between Bank and Borrower dated as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.
          B. Borrower is executing a promissory note (the “Facility 1 Note”) payable to Bank evidencing the Facility 1 Loan. Borrower is also executing a promissory note (the “Facility 2 Note”) payable to Bank evidencing the Facility 2 Loan. The Facility 1 Note and the Facility 2 Note collectively constitute the “Notes,” each individually, a “Note.” The Loans are secured by a Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing (the “Deed of Trust”) covering the Land and Improvements and certain other real and personal property, as therein described (collectively, the “Property”). The Note may also be secured by other collateral.
          C. Because Bank is making the Loan and obtaining the Deed of Trust, Bank may potentially become subject to certain costs, risks and liabilities, including ones relating to environmental conditions as an “owner” or “operator” under applicable environmental law. These costs and liabilities may arise before or after repayment of the Loan, and before or after trustee’s sale or judicial foreclosure under the Deed of Trust. Because these costs and liabilities, if they occur, will be the result of Bank’s agreement to make the Loan, and in consideration of that agreement, Bank and Borrower have agreed as set forth below.
Agreement
Definitions: The following capitalized words and terms shall have the following meanings when used in this Agreement.
“ADEQ” means the Arizona Department of Environmental Quality.
“Affiliate of” or “affiliated with” means in control of, controlled by or under common control with.
“Agreement” means this indemnity agreement between Borrower and Bank.
“Bank” means U.S. BANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns.
“Borrower” means the entity described in the introductory paragraph to this Agreement.

1

“Borrower’s Indemnity” means, collectively, all of Borrower’s obligations contained in this Agreement, including but not limited to Borrower’s covenants, warranties, and indemnification obligations set forth herein, and all of Borrower’s obligations under each indemnity by Borrower in favor of Bank and/or the Indemnified Parties relating to Hazardous Substances.
“Deed of Trust” means each mortgage, deed of trust, agreement for sale, or other security instrument securing the Loan or any portion thereof Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing dated of even date herewith.
“Default Rate” has the meaning given it in the Note; provided, however, that if a default rate is not used or defined in the Note, “Default Rate” shall mean a per annum interest rate of three percent (3%) in excess of the rate of interest charged from time to time under the Note.
“Existing Environmental Reports” means that certain Phase I Environmental Site Assessment (ESA) and Limited Phase II ESA Three Warehouse Buildings 1202 and 1402 East Buckeye Road Phoenix, Arizona dated August 8, 2005, prepared by Bender Environmental Consulting, Inc.
“GEC” means Geotechnical and Environmental Consultants, Inc.
“Hazardous Substance” means and includes any substance, material, or waste, including asbestos, petroleum, and petroleum products (including crude oil), that is or becomes designated, classified, or regulated as “toxic” or “hazardous” or a “pollutant,” or that is or becomes similarly designated, classified, or regulated, under any federal, state, or local law, regulation, or ordinance, but does not include any such substance that is a customary and ordinary household, cleaning, or office product used on the Property by Borrower or any tenant or agent of Borrower, or customary construction materials used during the course of construction of Improvements on the Property by Borrower or any agent, employee, or contractor of Borrower or Contractor, provided such use is in accordance with applicable hazardous materials laws and regulations.
“Improvements” means all existing and hereafter constructed improvements to the Land.
“Indemnified Costs” means all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Bank’s counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources, excepting those arising out of, or resulting, solely from the applicable Indemnified Party’s gross negligence or willful misconduct.
“Indemnified Parties,” means Bank, its parent, subsidiary, and any affiliated companies, any assignees of any of Bank’s interest in the Loan or the Loan Documents, any owners of participation or other interests in the Loan or the Loan Documents, any purchasers of all or any portion of the Property at any foreclosure sale or from Bank or any of its affiliates, and the officers, directors, employees, and agents of each of them (each individually, an “Indemnified Party”).
“Land” means all real property covered under any Deed of Trust.

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“Loan Documents” means this Agreement, the Loan Agreement, the Note, and the Deed of Trust, together with all of their exhibits, and all other documents which evidence, guaranty, secure, or otherwise pertain to the Loan.
“Property” means all Land and Improvements and other real and personal property that is or was at any time encumbered by any Deed of Trust, and which may later include any and all property previously released from it.
1.	Indemnity Agreement.
            1.1      Representation and Warranty Regarding Hazardous Substances; Special Environmental Issues and Requirements.
                     (a)      Representation and Warranty Regarding Hazardous Substances. Before signing this Agreement, Borrower researched and inquired into the previous uses and owners of the Property and obtained the Existing Environmental Reports that have been delivered to Bank. Based on that due diligence, Borrower represents and warrants that, except as Borrower has disclosed to Bank in writing the Existing Environmental Reports prior to the execution of this Agreement, to the best of Borrower’s knowledge or belief without duty to investigate, (a) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under, or around, the Property, and (b) no aboveground or underground storage tanks are now or have ever been located on or under the Property.
                     (b)      Special Environmental Issues and Requirements. Based on the Existing Environmental Reports, the following environmental issues have been disclosed and the following requirements for remediation and compliance with laws, regulations, and/or ordinances pertaining to any Hazardous Substance (collectively, the “Compliance Requirements”) are being required by Bank as a material condition and consideration for Bank’s making and continuing the Loan.
                     (i)      Existing Underground Storage Tank. The Existing Environmental Reports indicate the following: (a) a 1,000-gallon underground storage tank (“UST”) was abandoned in-place on the Property in 1970, however, there was no documentation as to its location, (b) no sampling was done and there is a possibility that the UST had leaked. Based on these factors, the following are Bank’s Compliance Requirements with respect to the existing UST: If the abandoned UST is found during any subsequent demolition or grading operations, the UST can be removed to allow soil sampling, or angled borings can be drilled and sampled to evaluate soils under the UST, provided that Borrower shall notify Bank prior to taking any such action and shall comply with all reasonable requirements of Bank with respect to the removal of such UST on the Property.
                     (ii)      Dry Wells. The Existing Environmental Reports indicate the following: (a) a total of 13 dry well features are present at the Property, only 10 of which are permitted through the ADEQ, (b) previous sampling showed that sediments in three dry wells (DW-5, 6, and 7), a catch basin (CB-1), and a seepage pit (SP-1) exceeded ADEQ dry well sediment guidance levels for lead, TPH, and/or benzopyrene, (c) drilling beside and through these features indicated that contaminants had not impacted underlying soils, (d) although dry wells DW-5, DW-6, and DW-7 are now free of sediments, all remaining dry wells, catch basins, and sumps should be cleaned out and the sediments disposed of in accordance with regulations, (e) as part of the cleanout process, dry well construction details should be documented to determine which features are open to underlying soils and should be regulated as dry wells, and which (if any)

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features simply operate as catch basins which discharge to nearby dry wells. Based on these factors, the following are Bank’s Compliance Requirements with respect to the existing dry wells on the Property: If required by ADEQ, Borrower shall obtain permits for the three dry wells not permitted by ADEQ, namely the tie-in wells to dry wells D5, D6 and D7. Borrower shall clean out sediment, as required by the ADEQ, in dry wells DW-2, DW-3, CB-1, CB-4 and the seepage pit, and dispose of sediments in accordance with all laws, rules, and regulations (drywells DW-5, DW-6 and DW-7 have already been cleaned out). Results of the dry well sediment clean out and disposal activities should be promptly forwarded to the ADEQ along with results from previous dry well investigations (i.e. documentation from clean out of DW-5, DW-6 and DW-7), and a copy of all such results shall be promptly delivered to Bank. As part of the clean-out process, dry well construction details should be documented by Borrower to determine which features are open to underlying soils and should be regulated as dry wells, and which (if any) features simply operate as catch basins which discharge to nearby dry wells. It is possible that ADEQ will require further subsurface investigations relative to the dry well features, and if so, Borrower shall promptly notify Bank of all such requirements and shall comply with all requirements of ADEQ.
                     (iii)      Presence of Hydraulic Oil. The Existing Environmental Reports indicate the following: (a) investigations by GEC in 2000 showed the presence of hydraulic oil in soil at the former location of a trash compactor at the northeast corner of Building A, (b) Total Petroleum Hydrocarbons (TPH) concentration of 6,000 mg/kg was found at one foot bgs at the edge of the concrete pad. Based on these factors, the following are Bank’s Compliance Requirements with respect to the presence of hydraulic oil on the Property: Borrower shall prepare a Spill Prevention, Control and Countermeasures (SPCC) Plan to manage potential spills of petroleum products from the diesel generator operated by City Net, which generator contains a 6,500-gallon tank for diesel fuel. All construction details with respect to any fuel storage tank should be promptly submitted to Bank and must be reviewed by Borrower’s engineer and Bank relative to containment requirements. Borrower shall comply with any additional containment requirements of Bank. Unless otherwise sooner required by ADEQ or by any law, rule or regulation, and unless sooner required by Bank, Borrower may comply with these hydraulic oil related Compliance Requirements during Borrower’s demolition or renovation activities with respect to the Property.
                     (iv)      Asbestos Containing Materials and Lead-Based Paint. Asbestos containing materials (“Asbestos Containing Material”) were identified during previous assessments, however, it is not known if any additional asbestos sampling or abatement has occurred subsequent to the sampling conducted by GEC in 2000. Due to the age of the Property, it may currently contain Asbestos Containing Material, and/or paint with more than 0.5 percent lead by dry weight (“Lead-Based Paint”). Borrower acknowledges that the Property is currently, or may in the future be, subject to rules, regulations, laws, or ordinances governing the use or condition of Lead Based Paint and/or Asbestos Containing Material in, on, or around the Property (collectively, the “ACM/LBP Rules and Regulations”). Based on these factors, the following are Bank’s Compliance Requirements with respect to the presence of Asbestos Containing Material and/or Lead-Based Paint in or on the Property: With respect to any Asbestos Containing Materials and Lead-Based Paint which exists or may exist in, on, or around the Property, while any portion of the Loan is outstanding, if Borrower seeks to do any demolition of remodeling to all or any portion of the Property, or otherwise upon the request of Bank, at Borrower’s sole cost and expense, Borrower shall obtain and deliver to Bank an asbestos survey and/or report and a lead based paint survey and/or report (each, a “Survey.” and collectively, the “Surveys”), at Bank’s option and in form and substance acceptable to Bank. Each such Survey, update, or updated Survey shall be conducted by a consultant acceptable to Bank who shall

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determine the condition of the Lead Based Paint and/or Asbestos Containing Material and whether any operations and maintenance plan for Lead-Based Paint and Asbestos Containing Material on the Property (an “O & M Plan”) should be implemented or revised, or any other measures taken to ensure the continued safe condition of the Lead Based Paint and/or Asbestos Containing Material. Borrower shall deliver to Bank a copy of the each such update or updated Survey promptly after Borrower’s receipt thereof, and such shall be subject to Bank’s review and approval in it’s sole and absolute discretion. Borrower shall, at Borrower’s sole cost and expense, follow all recommendations in each Survey, as the same may be amended by subsequent updates or updated Surveys, regarding safety conditions for and maintenance of the Lead-Based Paint or Asbestos Containing Material. Borrower shall certify to Bank in writing, no later than thirty (30) days after Borrower’s receipt of any Survey or update thereto that Borrower has complied with all of the recommendations of the consultant set forth therein. Borrower agrees to maintain the Property in strict compliance with any O & M Plan and all ACM/LBP Rules and Regulations, acknowledges its responsibility to be aware of, and fully versed in, all such ACM/LBP Rules and Regulations in effect during the term of the Loans. Borrower agrees and acknowledges that, for purposes of this Agreement, “Hazardous Substance” includes any and all Lead-Based Paint or Asbestos Containing Material, and that the indemnification of the Indemnified Parties set forth in this Agreement applies to all Indemnified Costs directly or indirectly arising out of, or resulting from, the existence, or the alleged existence, of any Lead-Based Paint or Asbestos Containing Material being present or released in, on, or around any part of the Property.
                     (v)      Spills of Petroleum Products. A hydraulic oil leak at the former trash compactor site was identified by GEC in 2000. Sampling confirmed the presence of elevated concentrations of TPH (Total Petroleum Hydrocarbons). The soil has not been excavated. Based on these factors, the following are Bank’s Compliance Requirements with respect to spills of petroleum products on the Property: A Spill Prevention, Control and Countermeasures Plan (an “SPCC Plan”) should be prepared and implemented to manage potential spills of petroleum products from the diesel generator operated by CityNet. Borrower shall remove visibly impacted soil during demolition or renovation activities, and confirmation soil samples should be collected by a Registered Geologist or PE to illustrate that the full extent of impacted soils has been removed. All construction details with respect to any fuel storage tank should be promptly submitted to Bank and must be reviewed by Borrower’s engineer and Bank relative to containment requirements. Borrower shall comply with any additional containment requirements of Bank. Unless otherwise sooner required by ADEQ or by any law, rule or regulation, and unless sooner required by Bank, Borrower may comply with these petroleum spill-related Compliance Requirements during Borrower’s demolition or renovation activities with respect to the Property.
                     (c)      Compliance. Borrower shall comply with all Compliance Requirements set forth in subsection 1.1(b) above within a reasonable time after the closing of the Loans not to exceed twelve (12) months after the closing of the Loans, or such other time frame as agreed in writing by Bank, and shall thereafter continue such compliance, except that Borrower shall comply with the Compliance Requirements for hydraulic oil, Asbestos Containing Materials and Lead-based Paint and petroleum products set forth in subsection 1.1(b)(iii) (iv) and (v) within the time frames set forth therein. Borrower understands and acknowledges that failure to comply with such Compliance Requirements constitutes an Event of Default hereunder and under the Loan Documents.

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          1.2      Compliance Regarding Hazardous Substances. Borrower has complied, and will comply and use commercially reasonable efforts to cause all tenants and any other persons who may come upon the Property to comply, with all federal, state, and local laws, regulations, and ordinances governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers or tenants of all or any portion of the Property. Borrower will not install or allow to be installed any aboveground or underground storage tanks on the Property. Borrower shall comply with the recommendations of any qualified environmental engineer or other expert engaged by Borrower or Bank with respect to the Property.
          1.3      Notices Regarding Hazardous Substances. Borrower shall promptly notify Bank in writing (a) if it knows, suspects, or believes there may be any Hazardous Substance in or around any part of the Property, any improvements constructed on the Property, or the soil, groundwater, or soil vapor on or under the Property, or that Borrower or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation, or ordinance pertaining to any Hazardous Substance, or (b) of any claim made or threatened by any person, other than a governmental agency, against Borrower arising out of, or resulting from, any Hazardous Substance being present or released in, on, or around any part of the Property, any Improvements constructed on the Property or the soil, groundwater or soil vapor on or under the Property.
          1.4      Site Visits, Observations and Testing.
                     (a)      The Indemnified Parties have the right at any reasonable time to enter and visit the Property for the purposes of observing the Property, taking, and removing soil or groundwater samples, and conducting tests on any part of the Property. The Indemnified Parties have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation, or testing by any Indemnified Party imposes any liability on any Indemnified Party. In no event will any site visit, observation, or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on, or under the Property, or that there has been or will be compliance with any law, regulation, or ordinance pertaining to Hazardous Substances or any other applicable governmental requirement. Neither Borrower nor any other party is entitled to rely on any site visit, observation, or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Borrower or any other party against or to inform Borrower or any other party of any Hazardous Substances or any other adverse condition affecting the Property. Any Indemnified Party will give Borrower reasonable notice before entering the Property. The Indemnified Party will make reasonable efforts to avoid interfering with Borrower’s use of the Property in exercising any rights provided in this Section.
                     (b)      Without limiting the generality of the foregoing, Borrower agrees that the Indemnified Parties have the same right, power, and authority to enter and inspect the Property as a secured lender would have under applicable law and the right to appoint a receiver to enforce this right to enter and inspect the Property to the extent such authority is available under applicable law. Borrower shall pay all costs and expenses incurred by an Indemnified Party in connection with any inspection or testing conducted in accordance with this Section. The results of all investigations conducted and/or reports prepared by or for any Indemnified Party shall at all times remain the property of the Indemnified Party and under no circumstances will any indemnified Party have any obligation whatsoever to disclose or otherwise make available to Borrower or any other party the results or any other information obtained by any of them in connection with the investigations and reports. Notwithstanding the foregoing, the Indemnified Parties hereby reserve the right, and Borrower hereby expressly authorizes any Indemnified Party, to make available to any party (including any governmental agency or authority and any prospective bidder at any foreclosure sale of the Property) any and all environmental reports, whether

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prepared by any Indemnified Party or prepared by Borrower and provided to any Indemnified Party that any Indemnified Party may have with respect to the Property. Borrower consents to the Indemnified Parties’ notifying any party (either as part of a notice of sale or otherwise) of the availability of any or all of the environmental reports and the information contained therein. Borrower acknowledges that the Indemnified Parties cannot control or otherwise assure the truthfulness or accuracy of any environmental report and that the release of any environmental report, or any information contained therein, to prospective bidders at any foreclosure sale of the Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that the Indemnified Parties have no liability whatsoever as a result of delivering any or all of the environmental reports or any information contained therein to any third party, and Borrower hereby releases and forever discharges the Indemnified Parties from any and all claims, damages, or causes of action, arising out of, connected with, or incidental to any environmental report or the delivery thereof. The right of entry and inspection granted pursuant to this Section shall include all rights made available to a secured lender under applicable law, and the right to appoint a receiver to enforce such right of entry and inspection pursuant to this Section shall include the authority given to a secured lender under applicable law.
                     (c)      Notwithstanding anything herein to the contrary, upon Borrower’s request, Bank shall provide Borrower with a copy of any environmental report provided to or prepared for Bank pursuant to this Section subject to the terms and conditions of the release of such environmental report contained herein; provided, however, that Bank shall not be required to provide Borrower with a copy of, or otherwise release, any environmental report if such release (i) is prohibited by any agreement with the preparer of the report or any third party, or (ii) is otherwise prohibited by any applicable law or regulations. Neither Borrower nor any third party may rely on any environmental report released to Borrower for any purpose whatsoever. Borrower understands and acknowledges that all such environmental reports were prepared for Bank’s (and/or another Indemnified Party’s) sole use and benefit, and that by providing any such environmental report, Bank makes no representation or warranties with respect to the content, completeness, or accuracy of any such environmental report, any of its contents, or any other matter. Borrower indemnifies, defends, and holds the Bank harmless for, from, and against any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all reasonable consultant, expert and legal fees and expenses of Bank’s counsel), directly or indirectly arising out of or resulting from Borrower’s use of any environmental report provided under this Section or arising from any conditions on, in, or, around the Property not disclosed in any environmental report, but that might or should have been discovered by the inspection and review upon which the environmental report is based. Borrower agrees to maintain any environmental report provided to Borrower by Bank under this Section and the information it contains as confidential and agrees not to disclose the same to any person or entity without Bank’s prior written consent in its sole and absolute discretion.
          1.5      Remedial Work. Borrower shall promptly undertake any and all remedial work in response to any hazardous substances claim or notice to the extent required by any governmental agency involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to Bank’s security under the Loan Documents. All remedial work shall be conducted (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer, (b) pursuant to a detailed written plan for the remedial work approved by all public or private agencies or persons with a legal or contractual right to such approval, (c) with insurance coverage pertaining to liabilities arising out of the remedial work as is then customarily maintained with respect to such activities, and (d) only following receipt of any required permits, licenses or approvals. The selection of the remedial work

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contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to remedial work and the written plan for the remedial work (and any changes thereto) at Bank’s option, is subject to Bank’s prior written approval, which may not be unreasonably withheld or delayed.
          1.6      Secured Obligation. The obligations and rights of the parties under this Agreement are secured by the Deed of Trust until the first to occur of full and final repayment of the Loan or the transfer of title to all or any part of the Property at a foreclosure sale under the Deed of Trust (including a sale pursuant to judicial decree or the power of sale contained in the Deed of Trust or by deed in lieu of such foreclosure). The parties’ obligations and rights under this Agreement continue in full force and effect after the full and final payment of the Loan or any such above-described foreclosure transfer, as the case may be, but (a) in the case of a full and final payment of the Loan, Borrower’s obligations under this Agreement are thereafter limited to the indemnification obligations of Sections 1.7 and 1.8 as to Indemnified Costs arising out of or as a result of events prior to the full and final payment of the Loan, and (b) in the case of a foreclosure transfer described above, the obligations do not include the obligation to reimburse any Indemnified Party for diminution in value of the Property resulting from the presence of Hazardous Substances on the Property before the date of such foreclosure transfer if, and to the extent that, the Indemnified Party recovers on a deficiency judgment including compensation for such diminution in value; provided, however, that nothing in this sentence impairs or limits an Indemnified Party’s right to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by the Deed of Trust, including the Note.
          1.7      Indemnity Regarding Hazardous Substances. Borrower indemnifies, defends, and holds the Indemnified Parties harmless for, from, and against any and all Indemnified Costs directly or indirectly arising out of, or resulting from, any Hazardous Substance being present or released in, on, or around any part of the Property, or in the soil, groundwater, or soil vapor on or under the Property, including:
                     (a)      any claim for such Indemnified Costs asserted against any Indemnified Party by any federal, state, or local governmental agency, including the United States Environmental Protection Agency, the Arizona Department of Environmental Quality, and any other similar state or local agency in the State of Arizona, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an “owner” or “operator” of the Property under any law relating to Hazardous Substances;
                     (b)      any claim for such Indemnified Costs asserted against any Indemnified Party by any person other than a governmental agency, including (i) any person who may purchase or lease all or any portion of the Property from Borrower, from any Indemnified Party or from any other purchaser or lessee, (ii) any person who may at any time have any interest in all or any portion of the Property, (iii) any person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to the Property, and (iv) any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance;
                     (c)      any Indemnified Costs incurred by any Indemnified Party as a result of currently existing conditions in, on, or around the Property, whether known or unknown by Borrower or the Indemnified Parties at the time this Agreement is executed, or attributable to the acts or omissions of Borrower, any of Borrower’s tenants, or any other person in, on, or around the Property with the consent or under the direction of Borrower;

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                     (d)      any Indemnified Costs incurred by any Indemnified Party in the exercise by the Indemnified Party of its rights and remedies under this Agreement;
          1.8      Defense of Indemnified Parties. Upon demand by any Indemnified Party pursuant to this Agreement, Borrower shall defend any investigation, action, or proceeding involving any Indemnified Costs that is brought or commenced against any Indemnified Party, whether alone or together with Borrower or any other person, all at Borrower’s own cost and by counsel reasonably approved by the Indemnified Party. In the event the applicable Indemnified Party reasonably determines that Borrower is failing to timely comply with such defense obligations therein, any Indemnified Party may elect to conduct its own defense at Borrower’s expense (such costs and expenses to be commercially reasonable).
2.	General Provisions.
          2.1      Events of Default. Bank may declare Borrower to be in default under this Agreement upon the occurrence of any of the following events (“Events of Default”):
                     (a)      Borrower fails to perform any of its obligations under this Agreement, specifically including the Compliance Requirement set forth in Section 1.1 above; or
                     (b)      Borrower revokes this Agreement or this Agreement becomes ineffective for any reason.
          2.2      Remedies Upon Default.
                     (a)      In addition to any other rights or remedies Bank may have under this Agreement or at law or in equity, upon the occurrence of an Event of Default arising under this Agreement, Bank may (i) pursue any remedies available to it under applicable law, and/or (ii) do or cause to be done whatever is necessary to cause the Property to comply with any and all laws, regulations, and ordinances governing or applicable to Hazardous Substances and any other applicable law, rule, regulation, order, or agreement, and the cost thereof will become immediately due and payable upon demand by Bank, and if not paid when due will accrue interest at the Default Rate until paid.
                     (b)      Borrower hereby acknowledges and agrees that any amounts realized by Bank by reason of the following may be applied to pay the obligations secured by the Deed of Trust prior to being applied to pay Borrower’s obligations to reimburse Bank for costs and expenses, including those incurred by Bank in enforcing its rights and remedies under the provisions of this Agreement: (i) any payments made pursuant to any Loan Document (other than payments made to Bank for reimbursement of costs and expenses or for enforcement of its rights and remedies, under the provisions of this Agreement), (ii) any foreclosure of the Deed of Trust or the other documents evidencing or securing the Loan (including any amounts realized by reason of any credit bid in connection with any such foreclosure), (iii) any conveyance in lieu of foreclosure, (iv) any other realization upon any security for the Loan, (v) any recoveries against Borrower personally (except for recoveries against Borrower for reimbursement of costs and expenses or enforcement of Bank’s rights and remedies under this Agreement), and (vi) unless expressly prohibited by law, any recoveries against any person or entity other than Borrower (including any guarantor or any third party indemnitor).
          2.3      Survival of Indemnity. Notwithstanding anything contained in any Loan Document to the contrary, Borrower’s obligations contained in this Agreement, including but not limited to Borrower’s covenants, warranties, and indemnification obligations set forth herein, shall survive the payoff of the

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Loan and/or the transfer of title to all or any part of the Property at a foreclosure sale under the Deed of Trust, either pursuant to judicial decree or the power of sale contained in the Deed of Trust or by deed in lieu of such foreclosure, and shall be considered separate and independent obligations of Borrower to Bank and the Indemnified Parties.
          2.4      Reservation of Other Rights and Remedies. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Borrower or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal or state environmental law or any other applicable law, regulation or ordinance.
          2.5      No Waiver; Consents; Cumulative Remedies. Each waiver by Bank shall be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank’s delay in exercising or failure to exercise any right or remedy against Borrower, any guarantor, or any third party indemnitor, or any security. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Bank’s consent to be obtained in any future or other instance. All remedies of Bank against Borrower, any guarantor, and any third party indemnitor are cumulative.
          2.6      Heirs, Successors, and Assigns; Participations. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors, and assigns of Bank and Borrower and inures to the benefit of Bank and its successors, assigns, and indorsees; provided, however, that Borrower may not assign this Agreement, or assign or delegate any of its rights or obligations under this Agreement, without the prior written consent of Bank in each instance. Bank, in its sole and absolute discretion, may sell or assign the Loan or participations or other interests in the Loan and this Agreement, in whole or in part, all without notice to or the consent of Borrower and without affecting Borrower’s obligations under this Agreement. Also without notice to or the consent of Borrower, Bank may disclose any and all information in its possession concerning Borrower, this Agreement and any security for this Agreement to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan and this Agreement.
          2.7      Notices. All notices given under this Agreement shall be in writing and be given by personal delivery, overnight receipted courier (such as UPS, Airborne, or Federal Express), or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon the first to occur of (a) receipt, (b) when proper delivery is refused, or (c) the expiration of forty-eight (48) hours after deposit in registered or certified United States mail as described above. Addresses for notice may be changed by any party by notice to any other party in accordance with this Section. If Borrower consists of more than one party, service of any notice on any one Borrower signing this Agreement shall be effective service on each Borrower for all purposes.
          2.8      Rules of Construction. In this Agreement, the word “Borrower” includes both the named Borrower and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Borrower on the Loan. The word “person” includes any individual, company, trust or other legal entity of any kind. If this Agreement is executed by more than one person, the word “Borrower” includes all such persons. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural

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and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.
          2.9      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the choice of law rules of that state, except to the extent that any of such laws may now or hereafter be preempted by Federal law. Borrower consents to the jurisdiction of any Federal or State court within the State of Arizona, submits to venue in such state, and also consents to service of process by any means authorized by Federal law or the law of such state. Without limiting the generality of the foregoing, Borrower hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) Borrower is not subject to the jurisdiction of the courts of the above-referenced state or the United States District Court for such state, or (ii) such suit, action, or proceeding is brought in an inconvenient forum, or (iii) the venue of such suit, action, or proceeding is improper.
          2.10      Costs and Expenses. Without limiting the generality of the obligation of Borrower to pay the fees and expenses of Bank as provided in this Agreement, if any lawsuit or arbitration is commenced which arises out of, or which relates to this Agreement, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys’ fees (including allocated costs for services of in-house counsel, to the extent not prohibited by applicable law) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Borrower agrees to pay all of Bank’s costs and expenses, including attorneys’ fees (including allocated costs for services of Bank’s in-house counsel, to the extent not prohibited by applicable law) which may be incurred in any effort to collect or enforce the Loan or any part of it, or the Loan Obligations, or any term of this Agreement. From the time(s) incurred until paid in full to Bank, all sums shall bear interest at the Default Rate.
          2.11      Enforceability. Borrower acknowledges that Borrower has had adequate opportunity to carefully read this Agreement and to seek and receive legal advice from skilled legal counsel of Borrower’s choice in the area of financial transactions of the type contemplated herein prior to signing it. Borrower hereby acknowledges that: (a) the obligations undertaken by Borrower in this Agreement are complex in nature, (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Bank’s consideration for entering into this transaction, Bank has specifically bargained for the waiver and relinquishment by Borrower of all such defenses. Given all of the above, Borrower does hereby represent and confirm to Bank that Borrower is fully informed regarding, and that Borrower does thoroughly understand: (i) the nature of such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Borrower, and (iv) the legal consequences to Borrower of waiving such defenses. Borrower acknowledges that Borrower makes this Agreement with the intent that this Agreement and all of the informed waivers herein shall each and all be fully enforceable by Bank, and that Bank is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.
          2.12      Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. The illegality or unenforceability of one or more provisions of this Agreement shall not affect any other provision. Time is of the essence in the performance of this Agreement by Borrower. The liability of all persons who are in any manner obligated under this Agreement shall be joint and several.

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          2.13      Integration; Modifications. This Agreement (a) integrates all the terms and conditions mentioned in or incidental to this Agreement, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Borrower and Bank as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by Borrower and Bank. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Agreement. This Agreement may not be modified except in a writing signed by both Bank and Borrower. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.
          2.14      Joint and Several Liability. The liability of all persons who are in any manner obligated under this Agreement shall be joint and several. If more than one person or party has executed this Agreement, each such person or party shall be jointly and severally liable.
          2.15      Secured Obligation; Unsecured Obligation. All of the rights of the Indemnified Parties under this Agreement shall be secured by the Deed of Trust until the earliest to occur of:
                     (a)      full and final repayment of the Loan; or
                     (b)      the completion of a judicial or nonjudicial foreclosure sale under the Deed of Trust; or
                     (c)      the acquisition of the Property by Bank or an affiliate of Bank by a conveyance in lieu of foreclosure. After the earliest to occur of (a), (b) or (c) above, the rights of the Indemnified Parties under this Agreement shall no longer be secured by the Deed of Trust, and thereafter a claim for indemnity against Indemnified Costs shall be unsecured.
          Notwithstanding any provision of any other Loan Document, the rights of the Indemnified Parties under this Agreement shall not be affected by any provision of the Loan Documents limiting Bank’s recourse or limiting Borrower’s liability for the Loan.
3.      Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OR OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS, OR ACTIONS OF THE PARTIES TO THIS AGREEMENT OR EITHER OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AT LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER HEREBY CONSENTS AND AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY A TRIAL COURT WITHOUT A JURY, AND THAT EITHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY HEREOF WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF THIS AGREEMENT AND EACH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL

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INDUCEMENT FOR BANK IN MAKING THE LOAN. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
IN WITNESS WHEREOF, the Borrower has executed this Agreement as of the date first above written.

“BORROWER”

GO DADDY SOFTWARE, INC., an Arizona		Address for notices to Borrower:
corporation
c/o The Go Daddy Group, Inc.
14455 North Hayden Road, Suite 219
By:	/s/ Robert R. Parsons	Scottsdale, AZ 85260

	Robert R. Parsons, its President	Attention: General Counsel

Address for notices to Bank:

U.S. Bank National Association
101 North First Avenue, Suite 1600
Phoenix, AZ 85003
Attention: Commercial Banking

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INDEMNITY AGREEMENT
(Third Party)
          This Indemnity Agreement (the “Agreement”) is made as of October 18, 2005, by THE GO DADDY GROUP, INC., an Arizona corporation (the “Indemnitor”) in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).
          A.      Indemnitor is executing this Guaranty to induce Bank to make (1) an acquisition loan (the “Facility 1 Loan”) to GO DADDY SOFTWARE, INC., an Arizona corporation (the “Borrower”) in the principal amount of Seven Million Fifty-Five Thousand and No/100 Dollars ($7,055,000.00) (the “Facility 1 Loan Amount”), and (2) a term loan (the “Facility 2 Loan”) to Borrower in the principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Facility 2 Loan Amount”). The Facility 1 Loan and the Facility 2 Loan are herein collectively referred to as the “Loans,” each individually a “Loan.” The Loans are being made under a loan agreement (the “Loan Agreement”) between Bank and Borrower dated as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.
          B.      Borrower is executing a promissory note (the “Facility 1 Note”) payable to Bank evidencing the Facility 1 Loan. Borrower is also executing a promissory note (the “Facility 2 Note”) payable to Bank evidencing the Facility 2 Loan. The Facility 1 Note and the Facility 2 Note collectively constitute the “Notes,” each individually, a “Note.” The Loans are secured by a Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing (the “Deed of Trust”) covering the Land and Improvements and certain other real and personal property, as therein described (collectively, the “Property”). The Note may also be secured by other collateral.
          C.      Because Bank is making the Loan and obtaining the Deed of Trust, Bank may potentially become subject to certain costs, risks and liabilities, including ones relating to environmental conditions as an “owner” or “operator” under applicable environmental law. These costs and liabilities may arise before or after repayment of the Loan, and before or after trustee’s sale or judicial foreclosure under the Deed of Trust. Because these costs and liabilities, if they occur, will be the result of Bank’s agreement to make the Loan, and in consideration of that agreement, Bank and Indemnitor have agreed as set forth below.
Agreement
Definitions: The following capitalized words and terms shall have the following meanings when used in this Agreement.
“Affiliate of” or “affiliated with” means in control of, controlled by or under common control with.
“Agreement” means this indemnity agreement between Indemnitor and Bank.
“Bank” means U.S. BANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns.
“Borrower” has the meaning set forth in Recital A above.
“Borrower Indemnity” means that certain Indemnity Agreement of even date herewith executed by Borrower in favor or Bank,

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“Deed of Trust” means each mortgage, deed of trust, agreement for sale, or other security instrument securing the Loan or any portion thereof Deed of Trust with Assignment of Rents, Security Agreement, and Fixture Filing dated of even date herewith.
“Default Rate” has the meaning given it in the Note; provided, however, that if a default rate is not used or defined in the Note, “Default Rate” shall mean a per annum interest rate of three percent (3%) in excess of the rate of interest charged from time to time under the Note.
“Hazardous Substance” means and includes any substance, material, or waste, including asbestos, petroleum, and petroleum products (including crude oil), that is or becomes designated, classified, or regulated as “toxic” or “hazardous” or a “pollutant,” or that is or becomes similarly designated, classified, or regulated, under any federal, state, or local law, regulation, or ordinance, but does not include any such substance that is a customary and ordinary household, cleaning, or office product used on the Property by Borrower or any tenant or agent of Borrower, or customary construction materials used during the course of construction of Improvements on the Property by Borrower or any agent, employee, or contractor of Borrower or Contractor, provided such use is in accordance with applicable hazardous materials laws and regulations.
“Improvements” means all existing and hereafter constructed improvements to the Land.
“Indemnified Costs” means all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, damages (including foreseeable and unforeseeable consequential damages), costs, expenses, fines, penalties and losses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Bank’s counsel), including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work (whether of the Property or any other property), or any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources, excepting those arising out of, or resulting, solely from the applicable Indemnified Party’s gross negligence or willful misconduct.
“Indemnified Parties,” means Bank, its parent, subsidiary, and any affiliated companies, any assignees of any of Bank’s interest in the Loan or the Loan Documents, any owners of participation or other interests in the Loan or the Loan Documents, any purchasers of all or any portion of the Property at any foreclosure sale or from Bank or any of its affiliates, and the officers, directors, employees, and agents of each of them (each individually, an “Indemnified Party”).
“Indemnitor” means the entity described in the introductory paragraph to this Agreement.
“Land” means all real property covered under any Deed of Trust.
“Loan Documents” means this Agreement, the Loan Agreement, the Note, and the Deed of Trust, together with all of their exhibits, and all other documents which evidence, guaranty, secure, or otherwise pertain to the Loan,
“Loan Obligations” means, collectively, all obligations of Borrower under the Loan Documents.
“Property” means all Land and Improvements and other real and personal property that is or was at any time encumbered by any Deed of Trust, and which may later include any and all property previously released from it.

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1.	Indemnity Agreement.
          1.1      Notices Regarding Hazardous Substances. Indemnitor shall promptly notify Bank in writing (a) if it knows, suspects, or believes there may be any Hazardous Substance in or around any part of the Property, any improvements constructed on the Property, or the soil, groundwater, or soil vapor on or under the Property at a level of concentration that results in the Hazardous Substance being subject to regulation, control, removal or restriction by any governmental agency under any law, regulation or ordinance, or that Indemnitor, Borrower, or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation, or ordinance pertaining to any Hazardous Substance, or (b) of any claim made or threatened by any person, other than a governmental agency, against Indemnitor or Borrower arising out of, or resulting from, any Hazardous Substance being present or released in, on, or around any part of the Property, any Improvements constructed on the Property or the soil, groundwater or soil vapor on or under the Property.
          1.2      Site Visits, Observations and Testing. In no event will any site visit, observation, or testing by any Indemnified Party be a representation that Hazardous Substances are or are not present in, on, or under the Property, or that there has been or will be compliance with any law, regulation, or ordinance pertaining to Hazardous Substances or any other applicable governmental requirement. Neither Indemnitor nor any other party is entitled to rely on any site visit, observation, or testing by any Indemnified Party. The Indemnified Parties owe no duty of care to protect Indemnitor, Borrower, or any other party against, or to inform Indemnitor, Borrower, or any other party of, any Hazardous Substances or any other adverse condition affecting the Property.
          1.3      Remedial Work. Indemnitor shall promptly undertake, or cause Borrower to promptly undertake, any and all remedial work in response to any hazardous substances claim or notice to the extent required by any governmental agency involved or as recommended by prudent business practices, if such standard requires a higher degree of remediation, and in all events to minimize any impairment to Bank’s security under the Loan Documents. All remedial work shall be conducted (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer, (b) pursuant to a detailed written plan for the remedial work approved by all public or private agencies or persons with a legal or contractual right to such approval, (c) with insurance coverage pertaining to liabilities arising out of the remedial work as is then customarily maintained with respect to such activities, and (d) only following receipt of any required permits, licenses or approvals. The selection of the remedial work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to remedial work and the written plan for the remedial work (and any changes thereto) at Bank’s option, is subject to Bank’s prior written approval, which may not be unreasonably withheld or delayed.
          1.4      Unsecured Recourse Obligation. The rights of the Indemnified Parties under this Agreement are unsecured. Notwithstanding any provision of any of the other Loan Documents, the rights of the Indemnified Parties under this Agreement shall not be affected by any provision of the Loan Documents limiting Bank’s recourse or limiting the liability of Indemnitor, Borrower, or any other party.
          1.5      Indemnity Regarding Hazardous Substances. Indemnitor indemnifies, defends, and holds the Indemnified Parties harmless for, from, and against any and all Indemnified Costs directly or indirectly arising out of, or resulting from, any Hazardous Substance being present or released in, on, or around any part of the Property, or in the soil, groundwater, or soil vapor on or under the Property, including:

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                     (a)      any claim for such Indemnified Costs asserted against any Indemnified Party by any federal, state, or local governmental agency, including the United States Environmental Protection Agency and any similar state agency in which the Property is located, and including any claim that any Indemnified Party is liable for any such Indemnified Costs as an “owner” or “operator” of the Property under any law relating to Hazardous Substances;
                     (b)      any claim for such Indemnified Costs asserted against any Indemnified Party by any person other than a governmental agency, including (i) any person who may purchase or lease all or any portion of the Property from Indemnitor, from Borrower, from any Indemnified Party, or from any other purchaser or lessee, (ii) any person who may at any time have any interest in all or any portion of the Property, (iii) any person who may at any time be responsible for any clean-up costs or other Indemnified Costs relating to the Property, and (iv) any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance;
                     (c)      any Indemnified Costs incurred by any Indemnified Party as a result of currently existing conditions in, on, or around the Property, whether known or unknown by Indemnitor, Borrower, or the Indemnified Parties at the time this Agreement is executed, or attributable to the acts or omissions of Indemnitor, Borrower, any of Borrower’s tenants, or any other person in, on, or around the Property with the consent or under the direction of indemnitor or Borrower; and
                     (d)      any Indemnified Costs incurred by any Indemnified Party in the exercise by the Indemnified Party of its rights and remedies under this Agreement;
          1.6      Defense of Indemnified Parties. Upon demand by any Indemnified Party pursuant to this Agreement, Indemnitor shall defend any investigation, action, or proceeding involving any Indemnified Costs that is brought or commenced against any Indemnified Party, whether alone or together with Indemnitor or any other person, all at Indemnitor’s own cost and by counsel reasonably approved by the Indemnified Party. In the event the applicable Indemnified Party reasonably determines that Indemnitor is failing to timely comply with such defense obligations therein, any Indemnified Party may elect to conduct its own defense at Indemnitor’s expense (such costs and expenses to be commercially reasonable).
          1.7      Compliance Requirements. The Compliance Requirements set forth in Section 1.1 of the Borrower’s Indemnity are hereby incorporated by reference. Indemnitor understands and acknowledges that failure to comply with such Compliance Requirements constitutes an Event of Default hereunder and under the Loan Documents.
2.	Indemnitor’s Agreements and Waivers.
          2.1      Rights of Bank. Indemnitor authorizes Bank to perform any or all of the following acts at any time in its sole and absolute discretion, all without notice to Indemnitor and without affecting Indemnitor’s obligations under this Agreement:
                     (a)      Bank may alter any terms of the Loan or any part of it, including renewing, compromising, modifying, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Loan or any part of it.

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                     (b)      Bank may take and hold security for the Loan or this Agreement, accept additional or substituted security for either, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.
                     (c)      Bank may direct the order and manner of any sale of all or any part of any security now or later to be held for the Loan or this Agreement, and Bank may also bid at any such sale.
                     (d)      Subject to the terms of the Loan Documents, Bank may apply any payments or recoveries from Borrower, Indemnitor or any other source, and any proceeds of any security, to the Loan Obligations in such manner, order, and priority as Bank may elect, whether or not those obligations are guaranteed by this Agreement or secured at the time of the application.
                     (e)      Bank may release Borrower of its liability for the Loan, the Loan Obligations, or any portion thereof.
                     (f)      Bank may substitute, add or release any one or more guarantors, indemnitors, or endorsers.
                     (g)      In addition to the Loan, Bank may extend other credit to Borrower, and may take and hold security for the credit so extended, all without affecting Indemnitor’s liability under this Agreement.
          2.2      Agreement to be Absolute; No Deductions. Indemnitor expressly agrees that until (i) this Agreement is released or terminated pursuant to the terms hereof, or (ii) the Loan Obligations are paid in full, and each and every term, covenant, and condition of this Agreement is fully performed, Indemnitor shall not be released by or because of:
                     (a)      Any act or event which might otherwise discharge, reduce, limit, or modify Indemnitor’s obligations under this Agreement;
                     (b)      Any waiver, extension, modification, forbearance, delay or other act or omission of Bank, or its failure to proceed promptly or otherwise as against Borrower, Indemnitor, any guarantor, or any security;
                     (c)      Any action, omission or circumstance which might increase the likelihood that Indemnitor may be called upon to perform under this Agreement or which might affect the rights or remedies of Indemnitor as against Borrower; or
                     (d)      Any action of Bank described in Section 2.1 above.
Indemnitor hereby expressly waives and surrenders any defense to any liability under this Agreement based upon any of such acts, omissions, agreements, waivers or matters. It is the purpose and express intent of Indemnitor that Indemnitor’s obligations under this Agreement are and shall be absolute, unconditional, and irrevocable. All payments by Indemnitor hereunder shall be paid in full without setoff, counterclaim, or deduction.

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          2.3      Indemnitor’s Waivers. Except as may be prohibited by applicable law, Indemnitor waives:
                     (a)      All statutes of limitations as a defense to any action or proceeding brought against Indemnitor by Bank pursuant to this Agreement;
                     (b)      Any right it may have to require Bank to proceed against Borrower, any guarantor, or any other indemnitor, proceed against or exhaust any security held from Borrower, or pursue any other remedy in Bank’s power to pursue, and any defense based on any homestead exemption or other exemption under applicable law, whether available to Borrower or Indemnitor;
                     (c)      Any defense based on any limitation of liability or recourse in any other Loan Document or arising under law or any claim that Indemnitor’s obligations exceed or are more burdensome than those of Borrower;
                     (d)      Any defense based on (i) any legal disability of Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of Borrower to Bank from any cause, whether consented to by Bank or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, including any proceeding under the Bankruptcy Reform Act of 1978, as amended or recodified (the “Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, “Debtor Relief Laws”) (any such proceeding referred to as an “Insolvency Proceeding”), or (iii) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding;
                     (e)      Any defense based on any action taken or omitted by Bank in any Insolvency Proceeding involving Borrower, including any election to have Bank’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Bank to Borrower in any Insolvency Proceeding, and the taking and holding by Bank of any security for any such extension of credit;
                     (f)      All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of intention to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, notices of default, notices of dishonor, notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Bank to Indemnitor expressly provided for elsewhere in this Agreement;
                     (g)      Any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Loan Obligations or any part of them;
                     (h)      Any defense based on any lack of authority of the officers, directors, partners, members or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; and
                     (i)      Any defense based on or arising out of any action of Bank described in Section 2.1 or Section 2.2 above.

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          2.4      Waivers of Subrogation and Other Rights and Defenses.
                     (a)      Upon a default by Borrower under the Loan Documents, Bank, in its sole and absolute discretion, without prior notice to or consent of Indemnitor, may elect to: (i) foreclose either judicially or nonjudicially (as allowed by applicable law) against any real or personal property security it may hold for the Loan; (ii) accept a transfer of any such security in lieu of foreclosure; (iii) compromise or adjust the Loan or any part of it or make any other accommodation with Borrower or Indemnitor; or (iv) exercise any other remedy available against Borrower or any security. No such action by Bank shall release or limit the liability of Indemnitor, who shall remain liable under this Agreement after the action, even if the effect of the action is to deprive Indemnitor of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from Borrower for any sums paid to Bank, whether contractual or arising by operation of law or otherwise. Indemnitor expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Bank or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.
                     (b)      Regardless of whether Indemnitor may have made any payments to Bank, Indemnitor hereby waives: (i) all rights of subrogation, indemnification, contribution, and any other rights to collect reimbursement from Borrower or any other party for any sums paid to Bank, whether contractual or arising by operation of law (including, without limitation, under any provisions of the Bankruptcy Code, or any successor or similar statutes) or otherwise; (ii) all rights to enforce any remedy that Bank may have against Borrower; and (iii) all rights to participate in any security now or later to be held by Bank for the Loan. Indemnitor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnification, and contribution Indemnitor may have against Borrower or against any collateral or security, shall be junior and subordinate to any rights Bank may have against Borrower, and to all right, title and interest Bank may have in any such collateral or security. If any amount shall be paid to Indemnitor on account of any such subrogation, reimbursement, indemnification, or contribution rights at any time when all obligations under the Loan have not been paid in full, such amount shall be held in trust for Bank and shall forthwith be paid over to Bank to be credited and applied against the Loan, whether matured or unmatured, in accordance with the terms of the Loan Documents. The covenants and waivers of Indemnitor contained in this Section shall be effective until the Loan Obligations have been paid in full, and are made for the benefit of Bank, Borrower, and any other person against whom Indemnitor shall at any time have any rights of subrogation, reimbursement, indemnification, or contribution with respect to Indemnitor’s obligations under this Agreement.
                     (c)      Indemnitor understands and acknowledges that if Bank forecloses judicially or nonjudicially against any real property security for the Loan, that foreclosure could impair or destroy any ability that Indemnitor may have to seek reimbursement, contribution, or indemnification from Borrower or others based on any right Indemnitor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Indemnitor under this Agreement. Indemnitor further understands and acknowledges that in the absence of this Section, such potential impairment or destruction of Indemnitor’s rights, if any, may entitle Indemnitor to assert a defense to this Agreement. By executing this Agreement, Indemnitor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that Indemnitor shall be fully liable under this Agreement even though Bank may foreclose judicially or nonjudicially against any real property security for the Loan; (ii) agrees that Indemnitor shall not assert that defense in any action or proceeding which Bank may commence to enforce this Agreement; (iii) acknowledges and agrees that the rights and defenses waived by Indemnitor under this Agreement include any right or defense that Indemnitor may have or be entitled to assert

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based upon or arising out of any one-action, anti-deficiency, reimbursement, or other borrower or guarantor protective statute (including, without limitation, any defense that any exercise by Bank of any right or remedy hereunder or under the Loan Documents violates, or would, in combination with the previous or subsequent exercise by Indemnitor of any rights of subrogation, reimbursement, contribution, or indemnification against Borrower or any other person, directly or indirectly result in, or be deemed to be, a violation of, any of such statutory provisions); and (iv) acknowledges and agrees that Bank is relying on this waiver in making the Loan, and that this waiver is a material part of the consideration which Bank is receiving for making the Loan.
                     (d)      Indemnitor waives any rights and defenses that are or may become available to Indemnitor by reason of any statute governing guarantees or suretyship.
                     (e)      Indemnitor waives all rights and defenses that Indemnitor may have because ‘Borrower’s Loan is secured by real or personal property including any homestead exemption or other exemptions under applicable law. This means, among other things:
                     (i)      Bank may collect from Indemnitor without first foreclosing on any real or personal property collateral pledged by Borrower.
                     (ii)      If Bank forecloses on any real property collateral pledged by Borrower:
                               (1)      The amount of the Loan may be reduced only by the net price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
                               (2)      Bank may collect from Indemnitor even if Bank, by foreclosing on the real property collateral, has destroyed any ability Indemnitor may have to collect from Borrower.
          This subsection is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because Borrower’s Loan is secured by real property.
                     (f)      Indemnitor waives any right or defense it may have at law or in equity.
                     (g)      Indemnitor waives any right or defense it may have at law or in equity, which may provide, among other things: that a creditor must file a complaint for deficiency within a specified period of time after a nonjudicial foreclosure sale or judicial foreclosure sale, as applicable; that a fair market value hearing must be held; and that the amount of the deficiency judgment shall be limited to the amount by which the unpaid debt exceeds the fair market value of the security, but not more than the amount by which the unpaid debt exceeds the sale price of the security.
     (h)      No provision or waiver in this Agreement shall be construed as limiting the generality of any other provision or waiver contained in this Agreement.
     (i)      Indemnitor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to Indemnitor’s liability hereunder.

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          2.5      Revival and Reinstatement. If all or any portion of the Loan Obligations, or the obligations of Indemnitor hereunder, are paid by or on behalf of Indemnitor or Borrower, the obligations of Indemnitor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment is avoided or recovered directly or indirectly from Bank as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or under any other Debtor Relief Law or other similar laws, regardless of (a) any notice of revocation given by Indemnitor prior to such avoidance or recovery, or (b) full payment and performance of all of Loan Obligations. If Bank is required to pay, return, or restore to Indemnitor, Borrower, or any other person any amounts previously paid on any of the Loan Obligations, or which satisfied in whole or in part the obligations of Indemnitor hereunder, because of any Insolvency Proceeding of Indemnitor, Borrower, or any other reason, the obligations of Indemnitor shall be reinstated and revived and the rights of Bank shall continue with regard to such amounts, all as though they had never been paid.
          2.6      Information Regarding Borrower and the Property. Before signing this Agreement, Indemnitor investigated the financial condition and business operations of Borrower, the present and former condition, uses and ownership of the Property, and such other matters as Indemnitor deemed appropriate to assure itself of Borrower’s ability to discharge its obligations under the Loan Documents. Indemnitor assumes full responsibility for that due diligence, as well as for keeping informed of all matters that may affect Borrower’s ability to pay and perform its obligations to Bank. Bank has no duty to disclose to Indemnitor any information which Bank may have or receive about Borrower’s financial condition or business operations, the condition or uses of the Property, or any other circumstances bearing on Borrower’s ability to perform.
          2.7      Financial and Other Information of Indemnitor. Indemnitor shall keep true and correct financial books and records, using generally accepted accounting principles consistently applied, or such other accounting principles as Bank in its reasonable judgment may find acceptable from time to time. Indemnitor shall provide to Bank the following:
                     (a)      Within one hundred twenty (120) days of each Indemnitor’s fiscal year end, such Indemnitor’s annual financial statements. These financial statements shall be unqualified and audited by a Certified Public Accountant acceptable to Bank. These financial statements shall be prepared on a consolidated basis.
                     (b)      Not later than forty-five (45) days after the end of each of Indemnitor’s fiscal quarters, Indemnitor’s interim quarterly financial statements. These financial statements may be prepared by Indemnitor if certified to be true and correct by Indemnitor.
                     (c)      Promptly upon the request of Bank, signed copies of Indemnitor’s tax returns, including all extensions and all supporting schedules (including K-1’s or their equivalent).
                     (d)      Promptly upon the request of Bank, such other information as Bank may reasonably request concerning the affairs and properties of Indemnitor.
          2.8      Representations, Warranties, and Covenants of Indemnitor. Indemnitor hereby represents, warrants, and covenants that:
                     (a)      This Agreement is duly authorized and valid, and is binding upon and enforceable against Indemnitor.

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                     (b)      Indemnitor will derive a material and substantial benefit, directly or indirectly, from the making by Bank of the Loan to Borrower and from the making of this Agreement by Indemnitor.
                     (c)      All financial statements were or shall be prepared in accordance with generally accepted accounting principles, or such other accounting principles as may be acceptable to Bank at the time of their preparation, consistently applied, and in compliance with all applicable government regulations, and do or shall fully and accurately present the condition (financial or otherwise) of Indemnitor, including all contingent liabilities, as of their dates, and the results of Indemnitor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Indemnitor furnished to Bank. No material adverse change has occurred in the financial condition of Indemnitor, nor, except as previously disclosed in writing to Bank, has Indemnitor incurred any material liability, direct or indirect, fixed or contingent.
                     (d)      To the best of Indemnitor’s knowledge or belief without duty to investigate, there are no claims, actions, proceedings or investigations pending against Indemnitor except for those previously disclosed by Indemnitor to Bank in writing. To the best of Indemnitor’s knowledge and belief without duty to investigate, there has been no threat of any such claim, action, proceeding or investigation, except for those previously disclosed by Indemnitor to Bank in writing.
                     (e)      To the best of Indemnitor’s knowledge or belief without duty to investigate Indemnitor is not, and the execution, delivery and performance by Indemnitor of this Agreement will not cause Indemnitor to be, in violation of or in default with respect to any law or in default, or at risk of acceleration of indebtedness, under any agreement or restriction by which Indemnitor is bound or affected. No provision or obligation of Indemnitor contained in this Agreement violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental agency. No consent, approval or authorization of or notice to any person or entity is required in connection with ‘Indemnitor’s execution of and obligations under this Agreement.
                     (f)      To the best of Indemnitor’s knowledge or belief without duty to investigate, there is no litigation pending or, to the knowledge of Indemnitor, threatened before or by any tribunal against or affecting Indemnitor.
                     (g)      After giving effect to this Agreement, Indemnitor is solvent, is not engaged or about to engage in business or a transaction for which the property of Indemnitor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to-pay as such debts mature.
                     (h)      Indemnitor acknowledges that Bank has no duty at any time to investigate or inform Indemnitor of the financial or business condition or affairs of Borrower or any change therein, and Indemnitor will keep fully apprised of ‘Borrower’s financial and business condition.
                     (i)      Indemnitor acknowledges and agrees that Indemnitor may be required to pay or perform its obligations hereunder without assistance or support from Borrower or any other entity or person.
                     (j)      Indemnitor will indemnify, defend, and hold Bank harmless for, from, and against any loss, cost or expense as a result of any representation or warranty of the Indemnitor being false, incorrect, incomplete or misleading in any material respect.

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                     (k)      Indemnitor will not enter into any consolidation, merger, or other combination unless Indemnitor is the surviving business entity. Further, Indemnitor shall not change its legal structure unless Indemnitor obtains ‘Bank’s prior written consent and ‘Indemnitor’s obligations hereunder are assumed by the new business entity.
Indemnitor’s representations, warranties, and covenants are a material inducement to Bank to enter into the Loan, and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Indemnitor, any other party, or any security for all or any part of the Loan Obligations.
3.	General Provisions.
          3.1      Events of Default. Bank may declare Indemnitor to be in default under this Agreement upon the occurrence of any of the following events (“Events of Default”):
                     (a)      Indemnitor fails to perform any of its obligations under this Agreement; or
                     (b)      Indemnitor revokes this Agreement or this Agreement becomes ineffective for any reason.
          3.2      Remedies Upon Default. In addition to any other rights or remedies Bank may have under this Agreement or at law or in equity, upon the occurrence of an Event of Default arising under this Agreement, Bank may (i) pursue any remedies available to it under applicable law, and/or (ii) do or cause to be done whatever is necessary to cause the Property to comply with any and all laws, regulations, and ordinances governing or applicable to Hazardous Substances and any other applicable law, rule, regulation, order, or agreement, and the cost thereof will become immediately due and payable upon demand by Bank, and if not paid when due will accrue interest at the Default Rate until paid.
          3.3      Survival of Indemnity. Notwithstanding anything contained in any Loan Document to the contrary, Indemnitor’s obligations contained in this Agreement, including but not limited to Indemnitor’s covenants, warranties, and indemnification obligations set forth herein, shall survive the payoff of the Loan and/or the transfer of title to all or any part of the Property at a foreclosure sale under the Deed of Trust, either pursuant to judicial decree or the power of sale contained in the Deed of Trust or by deed in lieu of such foreclosure, and shall be considered separate and independent obligations of Indemnitor to Bank and the Indemnified Parties.
          3.4      Reservation of Other Rights and Remedies. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor, Borrower, or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal or state environmental law or any other applicable law, regulation or ordinance.
          3.5      No Waiver; Consents; Cumulative Remedies. Each waiver by Bank shall be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank’s delay in exercising or failure to exercise any right or remedy against Indemnitor, Borrower, any guarantor, or any other third party indemnitor, or any security. Consent by Bank to any act or omission by Indemnitor or Borrower shall not be construed as a consent to any other or subsequent act or omission, or as a waiver of the requirement for Bank’s consent to be obtained in any future or other instance. All remedies of Bank against Indemnitor, Borrower, any guarantor, and any third party indemnitor are cumulative.

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     3.6 Heirs, Successors, and Assigns; Participations. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors, and assigns of Bank and Indemnitor and inures to the benefit of Bank and its successors, assigns, and indorsees; provided, however, that Indemnitor may not assign this Agreement, or assign or delegate any of its rights or obligations under this Agreement, without the prior written consent of Bank in each instance. Bank, in its sole and absolute discretion, may sell or assign the Loan or participations or other interests in the Loan and this Agreement, in whole or in part, all without notice to or the consent of Indemnitor and without affecting Indemnitor’s obligations under this Agreement. Also without notice to or the consent of Indemnitor, Bank may disclose any and all information in its possession concerning Indemnitor, this Agreement and any security for this Agreement to any actual or prospective purchaser of any securities issued or to be issued by Bank in connection with the Loans, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan and this Agreement.
     3.7 Notices. All notices given under this Agreement shall be in writing and be given by personal delivery, overnight receipted courier (such as Airborne or Federal Express), or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon the first to occur of (a) receipt, (b) when proper delivery is refused, or (c) the expiration of forty-eight (48) hours after deposit in registered or certified United States mail as described above. Addresses for notice may be changed by any party by notice to any other party in accordance with this Section. If Indemnitor consists of more than one party, service of any notice on any one Indemnitor signing this Agreement shall be effective service on each Indemnitor for all purposes.
     3.8 Rules of Construction. In this Agreement, the word “Indemnitor” includes both the named Indemnitor and any other person who at any time assumes or otherwise becomes primarily liable for all or any part of the obligations of the named Indemnitor under this Agreement. The word “person” includes any individual, company, trust or other legal entity of any kind. If this Agreement is executed by more than one person, the word “Indemnitor” includes all such persons. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.
     3.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the choice of law rules of that state, except to the extent that any of such laws may now or hereafter be preempted by Federal law. Indemnitor and all persons and entities in any manner obligated to Bank under this Agreement (a) consent to the jurisdiction of any Federal or State Court within the State of Arizona, (b) submit to venue in such state, and (c) consent to service of process by any means authorized by Federal law or the law of such state. Without limiting the generality of the foregoing, Indemnitor hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) any Indemnitor is not subject to the jurisdiction of the courts of the State of Arizona or the United States District Court for such state; (ii) that such suit, action, or proceeding is brought in an inconvenient forum; or (iii) that the venue of such suit, action, or proceeding is improper.
     3.10 Costs and Expenses. Without limiting the generality of the obligation of Indemnitor to pay the fees and expenses of Bank as provided in this Agreement, if any lawsuit or arbitration is commenced which arises out of, or which relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable

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attorneys’ fees (including allocated costs for services of in-house counsel, to the extent not prohibited by applicable law) in the action or proceeding, in addition to costs and expenses otherwise allowed by law. In all other situations, including any Insolvency Proceeding, Indemnitor agrees to pay all of Bank’s costs and expenses, including attorneys’ fees (including allocated costs for services of Bank’s in-house counsel, to the extent not prohibited by applicable law) which may be incurred in any effort to collect or enforce any term of or obligation under this Agreement. From the time(s) incurred until paid in full to Bank, all sums shall bear interest at the Default Rate.
     3.11 Enforceability. Indemnitor acknowledges that Indemnitor has had adequate opportunity to carefully read this Agreement and to seek and receive legal advice from skilled legal counsel of ‘Indemnitor’s choice in the area of financial transactions of the type contemplated herein prior to signing it. Indemnitor hereby acknowledges that: (a) the obligations undertaken by Indemnitor in this Agreement are complex in nature, (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Bank’s consideration for entering into this transaction, Bank has specifically bargained for the waiver and relinquishment by Indemnitor of all such defenses. Given all of the above, Indemnitor does hereby represent and confirm to Bank that Indemnitor is fully informed regarding, and that Indemnitor does thoroughly understand: (i) the nature of such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Indemnitor, and (iv) the legal consequences to Indemnitor of waiving such defenses. Indemnitor acknowledges that Indemnitor makes this Agreement with the intent that this Agreement and all of the informed waivers herein shall each and all be fully enforceable by Bank, and that Bank is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.
     3.12 Consideration. Indemnitor acknowledges that it expects to benefit from Bank’s extension of the Loan to Borrower because of its relationship to Borrower, and that it is executing this Agreement in consideration of that anticipated benefit.
     3.13 Exchange of Information. Indemnitor agrees that Bank may exchange or disclose financial and other information about Indemnitor with or to any of Bank’s affiliates or other related entities.
     3.14 Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. The illegality or unenforceability of one or more provisions of this Agreement shall not affect any other provision. Time is of the essence in the performance of this Agreement by Indemnitor. The liability of all persons who are in any manner obligated under this Agreement shall be joint and several.
     3.15 Integration; Modifications. This Agreement (a) integrates all the terms and conditions mentioned in or incidental to this Agreement, (b) supersedes all oral negotiations and prior writings with respect to its subject matter, and (c) is intended by Indemnitor and Bank as the final expression of the agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by Indemnitor and Bank. No representation, understanding, promise or condition shall be enforceable against any party hereto unless it is contained in this Agreement. This Agreement may not be modified except in a writing signed by both Bank and Indemnitor. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.
     4. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, INDEMNITOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH

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INDEMNITOR AND BANK MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY INDEMNITOR, AND INDEMNITOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. INDEMNITOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN SIGNING THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
IN WITNESS WHEREOF, the Indemnitor has executed this Agreement as of the date first above written.
“INDEMNITOR”

THE GO DADDY GROUP, INC., an Arizona corporation		Address for notices to Borrower:

By:	/s/ Robert R. Parsons Robert R. Parsons, its President	The Go Daddy Group, Inc. 14455 North Hayden Road, Suite 219 Scottsdale, AZ 85260 Attention: General Counsel

Address for notices to Bank:

U.S. Bank National Association 101 North First Avenue, Suite 1600 Phoenix, AZ 85003 Attention: Commercial Banking

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